                                                                    EXHIBIT 10.4




                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                            ENTERBANK HOLDINGS, INC.



                                       AND


                      COMMERCIAL GUARANTY BANCSHARES, INC.








                              DATED JANUARY 5, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I - THE MERGER............................................................................................1
         1.1      Effective Time of the Merger....................................................................1
         1.2      Closing.........................................................................................1
         1.3      Effects of the Merger...........................................................................2
         1.4      Alternative Structure...........................................................................2
         1.5      Absence of Control..............................................................................3

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
         CORPORATIONS; EXCHANGE OF CERTIFICATES...................................................................3
         2.1      Effect on Capital Stock of the Constituent Corporations.........................................3
                  (a)      Conversion of CGB Common Stock.........................................................3
                  (b)      Enterbank Capital Stock................................................................3
         2.2      No Further Ownership Rights in CGB Common Stock.................................................4
         2.3      Fractional Shares...............................................................................4
         2.4      Surrender of Shares of CGB Common Stock.........................................................4
         2.5      Adjustments.....................................................................................5
         2.6      Options.........................................................................................6
         2.7      Dissenters' Rights..............................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES......................................................................7
         3.1      Representations and Warranties of CGB...........................................................7
                  (a)      Organization, Standing and Power.......................................................7
                  (b)      Capital Structure; Ownership of CGB Common Stock.......................................9
                  (c)      Authority; No Violation...............................................................10
                  (d)      Financial Statements..................................................................11
                  (e)      CGB Information Supplied..............................................................12
                  (f)      Compliance with Applicable Laws.......................................................12
                  (g)      Litigation............................................................................13
                  (h)      Taxes.................................................................................13
                  (i)      Certain Agreements....................................................................14
                  (j)      Benefit Plans.........................................................................15
                  (k)      Subsidiaries..........................................................................17
                  (l)      Agreements with Bank or Other Regulators..............................................17
                  (m)      Absence of Certain Changes or Events..................................................18
                  (n)      Undisclosed Liabilities...............................................................18
                  (o)      Governmental Reports..................................................................18
                  (p)      Environmental Liability...............................................................19
                  (q)      Properties............................................................................21
                  (r)      Transactions with Affiliates..........................................................21


                  (s)      Brokers or Finders....................................................................22
                  (t)      Intellectual Property.................................................................22
                  (u)      Pooling of Interests..................................................................22
                  (v)      Opinion of Financial Advisor..........................................................22
                  (w)      Community Reinvestment Act Compliance.................................................22
                  (x)      Year 2000 Readiness...................................................................22
                  (y)      Insurance.............................................................................23
                  (z)      Loans and Other Assets................................................................23
                  (aa)     Restrictions on Investments...........................................................24
                  (bb)     No Brokered Deposits..................................................................24
                  (cc)     Derivatives Contracts; Structured Notes; Etc..........................................24
                  (dd)     Labor Matters.........................................................................25
         3.2      Representations and Warranties of Enterbank....................................................25
                  (a)      Organization, Standing and Power......................................................25
                  (b)      Capital Structure; Ownership of Enterbank Common Stock................................26
                  (c)      Authority; No Violation...............................................................27
                  (d)      Financial Statements..................................................................28
                  (e)      Enterbank SEC Documents...............................................................28
                  (f)      Enterbank Information Supplied........................................................29
                  (g)      Compliance with Applicable Laws.......................................................29
                  (h)      Litigation............................................................................30
                  (i)      Taxes.................................................................................30
                  (j)      Certain Agreements....................................................................31
                  (k)      Benefit Plans.........................................................................32
                  (l)      Subsidiaries..........................................................................34
                  (m)      Agreements with Bank or Other Regulators..............................................34
                  (n)      Absence of Certain Changes or Events..................................................34
                  (o)      Undisclosed Liabilities...............................................................34
                  (p)      Governmental Reports..................................................................35
                  (q)      Environmental Liability...............................................................35
                  (r)      Properties............................................................................37
                  (s)      Transactions with Affiliates..........................................................37
                  (t)      No Broker or Finder...................................................................38
                  (u)      Intellectual Property.................................................................38
                  (v)      Pooling of Interests..................................................................38
                  (w)      Community Reinvestment Act Compliance.................................................38
                  (x)      Year 2000 Readiness...................................................................38
                  (y)      Insurance.............................................................................38
                  (z)      Loans and Other Assets................................................................39
                  (aa)     Derivatives Contracts; Structured Notes; Etc..........................................40
                  (bb)     Labor Matters.........................................................................40
                  (cc)     Status of Enterbank Common Stock to be Issued.........................................41


ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................................41
         4.1      Covenants of CGB...............................................................................41
         4.2      Covenants of Enterbank.........................................................................44

ARTICLE V - ADDITIONAL AGREEMENTS................................................................................46
         5.1      Regulatory Matters.............................................................................46
         5.2      Access to Information..........................................................................47
         5.3      Shareholders' Meetings.........................................................................48
         5.4      No Solicitations...............................................................................49
         5.5      Legal Conditions...............................................................................50
         5.6      Employee Benefit Plans.........................................................................51
         5.7      Additional Agreements..........................................................................52
         5.8      Fees and Expenses..............................................................................52
         5.9      Cooperation....................................................................................53
         5.10     Affiliates.....................................................................................53
         5.11     Advice of Changes..............................................................................53
         5.12     Subsequent Interim and Annual Financial Statements; Certain Reports............................53
         5.13     Dissenters' Rights.............................................................................54
         5.14     Retention of FCB Officers and Directors........................................................54
         5.15     Indemnification; Directors' and Officers' Insurance............................................54
         5.16     Conforming Entries.............................................................................55

ARTICLE VI - CONDITIONS PRECEDENT................................................................................56
         6.1      Conditions to Each Party's Obligation..........................................................56
                  (a)      Shareholder Approvals.................................................................56
                  (b)      Other Approvals.......................................................................56
                  (c)      No Injunctions or Restraints..........................................................56
                  (d)      S-4...................................................................................56
                  (e)      Pooling...............................................................................56
                  (f)      Burdensome Condition..................................................................57
                  (g)      Dissenters' Rights....................................................................57
                  (h)      Average Enterbank Closing Price.......................................................57
         6.2      Conditions to Obligations of Enterbank.........................................................58
                  (a)      Representations and Warranties........................................................58
                  (b)      Performance of Obligations............................................................58
                  (c)      Corporate Action......................................................................58
                  (d)      Tax Opinion...........................................................................58
                  (e)      Material Adverse Effect...............................................................58
                  (f)      Closing Documents.....................................................................59
                  (g)      Fairness Opinion......................................................................59
         6.3      Conditions to Obligations of CGB...............................................................59
                  (a)      Representations and Warranties........................................................59
                  (b)      Performance of Obligations............................................................59


                  (c)      Corporate Action......................................................................59
                  (d)      Tax Opinion...........................................................................59
                  (e)      Material Adverse Effect...............................................................60
                  (f)      Closing Documents.....................................................................60
                  (g)      Additions to Enterbank Board of Directors.............................................60
                  (h)      Fairness Opinion......................................................................60

ARTICLE VII - TERMINATION AND AMENDMENT..........................................................................60
         7.1      Termination....................................................................................60
         7.2      Effect of Termination..........................................................................63
         7.3      Amendment......................................................................................63
         7.4      Extension; Waiver..............................................................................63

ARTICLE VIII - GENERAL PROVISIONS................................................................................63
         8.1      Survival of Representations, Warranties and Covenants..........................................63
         8.2      Notices........................................................................................64
         8.3      Interpretation.................................................................................65
         8.4      Counterparts...................................................................................65
         8.5      Entire Agreement; No Third Party Beneficiaries; Rights of Ownership............................65
         8.6      Governing Law..................................................................................65
         8.7      Severability...................................................................................66
         8.8      Assignment.....................................................................................66
         8.9      Publicity......................................................................................66
         8.10     Attorneys' Fees................................................................................66



                                    EXHIBITS


         Exhibit A................................................................................................1
         Exhibit B-1.............................................................................................53
         Exhibit B-2.............................................................................................53



                                    SCHEDULES

     CGB Disclosure Schedule......................................................................................9
         Section 3.1(b)(iii)......................................................................................9
         Section 3.1(c)(ii)......................................................................................10
         Section 3.1(d)..........................................................................................12
         Section 3.1(g)..........................................................................................13
         Section 3.1(h)..........................................................................................13

         Section 3.1(i)................................................14
         Section 3.1(j)................................................43
         Section 3.1(j)(i).............................................15
         Section 3.1(j)(ii)............................................16
         Section 3.1(j)(iii)...........................................16
         Section 3.1(j)(iv)............................................17
         Section 3.1(j)(v).............................................17
         Section 3.1(k)................................................11
         Section 3.1(l)................................................17
         Section 3.1(m)................................................18
         Section 3.1(n)................................................18
         Section 3.1(o)................................................18
         Section 3.1(p)................................................19
         Section 3.1(p)(vii)...........................................20
         Section 3.1(q)................................................21
         Section 3.1(r)................................................21
         Section 3.1(t)................................................22
         Section 3.1(u)................................................22
         Section 3.1(aa)...............................................24
         Section 3.1(aa)(ii)...........................................24
         Section 3.1(bb)...............................................24
         Section 3.1(cc)...............................................24
         Section 4.1(d)................................................42
         Section 4.1(q)................................................44
         Section 4.1(r)................................................44

     Enterbank Disclosure Schedule.....................................26
         Section 3.2(b)(ii)............................................26
         Section 3.2(b)(iii)...........................................26
         Schedule 3.2(b)(iv)...........................................26
         Section 3.2(c)(ii)............................................27
         Section 3.2(h)................................................30
         Section 3.2(i)................................................30
         Section 3.2(j)................................................31
         Section 3.2(k)................................................32
         Section 3.2(k)(ii)............................................32
         Section 3.2(k)(iv)............................................33
         Section 3.2(k)(v).............................................33
         Section 3.2(l)................................................34
         Section 3.2(m)................................................34
         Section 3.2(n)................................................34
         Section 3.2(o)................................................34
         Section 3.2(p)................................................35

         Section 3.2(q)................................................35
         Section 3.2(q)(vii)...........................................37
         Section 3.2(r)................................................37
         Section 3.2(s)................................................37
         Section 3.2(u)................................................38
         Section 3.2(v)................................................38
         Section 3.2(z)(ii)............................................40
         Section 3.2(aa)...............................................40

Schedule 5.6(d)........................................................52

                                   DEFINITIONS

                                                                      Page

Acquisition Sub..........................................................2
Action..................................................................66
Actual Expenses.........................................................52
Affiliate         .......................................................9
Agreement................................................................1
Agreement of Merger......................................................1
Average Enterbank Closing Price.........................................56
Bank Regulators.........................................................13
Benefit Plans...........................................................16
BHC Act..................................................................7
BIF......................................................................7
Burdensome Condition....................................................57
Business................................................................20
Business Day.............................................................1
CGB......................................................................1
CGB Benefit Plans.......................................................16
CGB Certificates.........................................................4
CGB Consolidated Financial Statements...................................11
CGB Designees............................................................2
CGB Disclosure Schedule..................................................9
CGB Dissenting Shares....................................................6
CGB Intellectual Property...............................................22
CGB Interim Financial Statements........................................12
CGB Option...............................................................6
CGB Permits.............................................................12
CGB Preferred Stock......................................................9
CGB Shareholder Approval................................................10
CGB Shareholders' Meeting...............................................12
CGB Stock Option Plans...................................................6
CGB Termination Fee.....................................................50
Closing..................................................................1
Closing Date.............................................................1
Code.....................................................................1
Confidentiality Agreement...............................................48
Consents................................................................56
Constituent Corporations.................................................2
CRA.....................................................................22
date hereof..............................................................1
DGCL.....................................................................1

Derivatives Contract...............................................24
Determination Date.................................................57
DPC Shares.........................................................10
Effective Time......................................................1
Enterbank...........................................................1
Enterbank Benefit Plans............................................32
Enterbank Common Stock..............................................3
Enterbank Consolidated Financial Statements........................28
Enterbank Disclosure Schedule......................................26
Enterbank Dissenting Shares.........................................7
Enterbank Interim Financial Statements.............................28
Enterbank Intellectual Property....................................38
Enterbank Instrument................................................5
Enterbank Permits..................................................29
Enterbank SEC Reports..............................................28
Enterbank Shareholder Approval.....................................27
Enterbank Shareholders' Meeting....................................29
Enterbank Termination Fee..........................................50
Enterprise..........................................................4
Environmental Law..................................................20
ERISA..............................................................15
Exchange Act.......................................................28
Exchange Agent......................................................4
Exchange Ratio......................................................3
FCB.................................................................7
FDIC................................................................7
Federal Reserve....................................................11
GAAP...............................................................12
Governmental Entity................................................11
Hazardous Substances...............................................20
Indemnified Party..................................................54
Injunction.........................................................56
KGCC................................................................3
knowledge...........................................................9
Litigation.........................................................13
material............................................................8
material adverse effect.............................................8
Merger..............................................................1
Moneta..............................................................6
OCC................................................................11
OREO...............................................................23
PBGC...............................................................16
person..............................................................9

Proxy Statement.......................................................11
Real Property.........................................................21
Reportable Quantity...................................................21
Representatives.......................................................49
Requisite Regulatory Approvals........................................56
S-4...................................................................12
SARs...................................................................6
SEC...................................................................11
SEC Fees..............................................................52
Securities Act........................................................22
SFAS No. 5.............................................................8
Significant Subsidiary................................................49
Subsidiary..........................................................3, 8
Superior Proposal.....................................................50
Surviving Corporation...............................................2, 3
Takeover Proposal.....................................................49
Tax return............................................................14
taxable...............................................................14
taxes.............................................................13, 14
to the best knowledge of...............................................9
Transaction Agreements.................................................8
Trust Account Shares..................................................10
Violation.............................................................11

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 5, 2000 (the "date hereof"), between ENTERBANK HOLDINGS, INC., a Delaware corporation ("Enterbank") and COMMERCIAL GUARANTY BANCSHARES, INC., a Kansas corporation ("CGB").

         WHEREAS, the Board of Directors of Enterbank has approved this Agreement, declared it advisable and deems it advisable and in the best interests of the shareholders of Enterbank to consummate the transactions provided for herein in which, inter alia, CGB would merge with and into Enterbank pursuant to an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Merger");

         WHEREAS, the Board of Directors of CGB has approved this Agreement and declared it advisable and deems it advisable and in the best interests of the shareholders of CGB to consummate the Merger;

         WHEREAS, it is the intention of the parties that the Merger qualify as a tax-free reorganization pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be accounted for as a "pooling of interests"; and

         WHEREAS, the Boards of Directors of Enterbank and CGB have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the occurrence of the filing of an agreement of merger in substantially the form of Exhibit A hereto (the "Agreement of Merger") and officers' certificates prescribed by Section 252 of the Delaware General Corporation Law ("DGCL") with the Secretary of State of the State of Delaware, or at such time thereafter as is provided by mutual agreement in the Agreement of Merger (the "Effective Time").

         1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., St. Louis time, on the first Friday which is at least ten Business Days after receipt of all Requisite Regulatory Approvals and the expiration of all requisite waiting periods (subject to the satisfaction of the condition set forth in Section 6.1(a)), but in no event shall such date be later than July 31, 2000, unless otherwise agreed in writing by the parties hereto or as provided in Section 7.1(c) (the "Closing Date"). The Closing shall be held at the offices of Armstrong Teasdale LLP, One Metropolitan Square, St. Louis, Missouri 63102 or at such other location as is agreed to in writing by the parties hereto. As used in this Agreement, "Business Day" shall mean any day that is not a

Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Missouri.

         1.3 EFFECTS OF THE MERGER.

                  (a) At the Effective Time (i) CGB shall be merged with and into Enterbank and the separate corporate existence of CGB shall cease, (ii) the Certificate of Incorporation of Enterbank as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the By-laws of Enterbank as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iv) the directors of Enterbank at the Effective Time shall be the directors of the Surviving Corporation (except that the Board of Directors of Enterbank shall take all necessary action to appoint four other representatives of CGB (collectively, the "CGB Designees"), who shall be existing directors of CGB, to serve on the Surviving Corporation's board of directors as of and after the Effective Time, such CGB Designees to serve as directors until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided that the Board of Directors of Enterbank or the nomination committee thereof shall nominate and recommend the election of each of the CGB Designees for reelection as directors of Enterbank at the conclusion of their respective terms as necessary in order that each such CGB Designee shall serve as an Enterbank director for at least three years after the Effective Time; provided further, however, that in the event any such CGB Designee resigns, is removed (other than by a vote of the shareholders of Enterbank) or otherwise terminates service, the remaining CGB Designees may select a person as his or her replacement and Enterbank shall nominate for election such replacement so selected to serve as a director of Enterbank for at least the remainder of the term of the CGB Designee being replaced (as such term may be required to be extended as provided in the second proviso above)), and
(v) the officers of Enterbank immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) As used in this Agreement, "Constituent Corporations" shall mean each of Enterbank and CGB, and "Surviving Corporation" shall mean Enterbank, at and after the Effective Time, as the surviving corporation in the Merger.

                  (c) At and after the Effective Time, the Merger will have the effects set forth in the DGCL.

         1.4 ALTERNATIVE STRUCTURE. Notwithstanding anything contained in this Agreement to the contrary, upon receipt of CGB's prior written consent (which consent shall not be unreasonably withheld), Enterbank may specify, for any reasonable business, tax or regulatory purpose, that, before the Merger, Enterbank and CGB shall enter into transactions other than those described herein in order to effect the purposes of this Agreement, or may form an acquisition subsidiary (an "Acquisition Sub") to be merged with CGB, and the parties hereto shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification may (a) materially and adversely affect the timing of the consummation of the transactions contemplated herein, or (b) adversely affect the economic benefits, the form of consideration or the tax effect of the Merger to the holders of CGB Common Stock. If Enterprise forms an Acquisition Sub, the Acquisition Sub will be a "Subsidiary" of Enterbank for all purposes under this Agreement (including Section 3.2), will be a "Constituent Corporation" and, depending on the structure of the Merger, either Acquisition Sub or CGB will be the "Surviving Corporation."

         1.5 ABSENCE OF CONTROL. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that neither Enterbank nor CGB by reason of this Agreement shall be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.


                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 EFFECT ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CGB or Enterbank capital stock:

                  (a) CONVERSION OF CGB COMMON STOCK. Subject to Sections 2.3,
2.5 and 7.1(h), each of the shares of CGB Common Stock issued and outstanding immediately prior to the Effective Time (other than CGB Dissenting Shares perfected in accordance with K.S.A. 17-6712 of the Kansas General Corporation Code (the "KGCC")) shall be converted into the right to receive 2.1429 shares (the "Exchange Ratio") of fully paid and nonassessable shares of Common Stock, $.01 par value per share (the "Enterbank Common Stock"), of Enterbank. All such shares of CGB Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Enterbank Common Stock into which such CGB Common Stock has been converted and, if applicable, (ii) cash in lieu of fractional shares as provided in
Section 2.3 hereof. Certificates previously representing shares of CGB Common Stock shall be exchanged for certificates representing whole shares of Enterbank Common Stock issued in consideration therefor (and, if applicable, cash in lieu of fractional shares as provided in Section 2.3 hereof) upon the surrender of such certificates.

                  (b) ENTERBANK CAPITAL STOCK. At and after the Effective Time, each share of Enterbank Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Enterbank and shall not be affected by the Merger.

         2.2 NO FURTHER OWNERSHIP RIGHTS IN CGB COMMON STOCK. All shares of Enterbank Common Stock issued upon conversion of shares of CGB Common Stock in accordance with the terms hereof shall be deemed to represent all rights pertaining to such shares of CGB Common Stock, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of CGB of the shares of CGB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of CGB Common Stock are presented to Enterbank for any reason, they shall be canceled and, if applicable, exchanged as provided in this
Article II.

         2.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Enterbank Common Stock shall be issued to holders of shares of CGB Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of Enterbank Common Stock (after taking into account all shares of CGB Common Stock held at the Effective Time by such holder) shall receive, at the time of surrender of the certificates representing such holder's CGB Common Stock, an amount in cash equal to the Average Enterbank Closing Price (as hereinafter defined), multiplied by the fraction of a share of Enterbank Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.4 SURRENDER OF SHARES OF CGB COMMON STOCK.

                  (a) Prior to the Effective Time, Enterbank shall appoint Enterprise Bank ("Enterprise") or its successor, or any other bank or trust company (having capital of at least $10 million) mutually acceptable to CGB and Enterbank, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Enterbank Common Stock which are to be issued pursuant to Section 2.1, and at and after the Effective Time, Enterbank shall issue and deliver to the Exchange Agent certificates representing the shares of Enterbank Common Stock, as shall be required to be delivered to holders of shares of CGB Common Stock pursuant to Section 2.1 hereof. As soon as practicable after the Effective Time, each holder of shares of CGB Common Stock converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more CGB share certificates (the "CGB Certificates") for cancellation, will be entitled to receive a certificate representing the number of shares of Enterbank Common Stock determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with
Section 2.3.

                  (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of Enterbank Common Stock after the Effective Time will be paid to persons entitled to receive such certificates for shares of Enterbank Common Stock until such persons surrender their CGB Certificates. Upon surrender of such CGB Certificate, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the shares of Enterbank Common Stock as to which the record date and payment date occurred on or after the Effective Time and on or before the date of surrender.

                  (c) If any certificate for shares of Enterbank Common Stock is to be issued in a name other than that in which the CGB Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of Enterbank Common Stock in a name other than the registered holder of the CGB Certificate surrendered, or such persons shall establish to the satisfaction of Enterbank and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

                  (d) All dividends or distributions, and any cash to be paid in lieu of fractional shares pursuant to Section 2.3, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered CGB Certificates representing shares of CGB Common Stock and unclaimed at the end of one year from the Effective Time, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Enterbank, and after such time any holder of a CGB Certificate who has not surrendered such CGB Certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Enterbank for payment or delivery of such dividends or distributions or cash, as the case may be.

                  (e) Neither Enterbank nor the Surviving Corporation shall be liable to any holder of CGB Common Stock for such shares (or dividends or distributions thereon) or cash payable in lieu of fractional shares pursuant to
Section 2.3 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.5 ADJUSTMENTS. In the event Enterbank changes (or establishes a record date for changing) the number of shares of Enterbank Common Stock issued and outstanding prior to the Effective Time as a result of an issuance of shares of Enterbank Common Stock, or a recapitalization, reclassification, split-up, combination, exchange, readjustment, reorganization, merger, consolidation, distribution, stock split, stock or other dividend, or similar transaction with respect to the outstanding Enterbank Common Stock and the record date therefor, if applicable, shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted with the result that the holders of CGB Common Stock shall receive the same economic benefit set forth in Section 2.1. Further, in the event Enterbank, prior to the Effective Time, grants, issues, delivers, sells or otherwise distributes any warrant, option, security, right or other instrument convertible into or exchangeable for any shares of Enterbank Common Stock (collectively, an "Enterbank Instrument"), then (i) the Exchange Ratio shall be proportionately adjusted in the manner prescribed above as if the shares of Enterbank Common Stock issuable pursuant to such Enterbank Instrument were outstanding prior to the Effective Time or, (ii) in the sole discretion of Enterbank, Enterbank shall provide, at or prior to the Effective Time, for the holders of the CGB Common Stock whose shares are to be converted into shares of Enterbank Common Stock pursuant to the Merger proportionately equivalent Enterbank Instruments upon consummation of the Merger; provided, however, that no adjustment hereunder shall be made for the grant or exercise of options under: (x) the Enterbank Incentive Stock Option Plan I, II, III or IV; (y) the Enterbank Holdings, Inc. Non-Qualified Incentive Stock Option Plan; or (z) options granted to employees of Moneta Group Investment Advisors, Inc.

("Moneta") pursuant to the Agreement among Enterbank, Enterprise Bank and Moneta made by the Board of Directors of Enterbank in its sole discretion; and no adjustments shall be made hereunder for the grant in accordance with past practice of stock appreciation rights ("SARs") to members or advisory members of the Board of Directors of Enterbank or of any of its Subsidiaries who have not heretofore received grants of SARs or for shares of Enterbank Common Stock issued to members of the Boards of Directors of Enterbank or any its subsidiaries upon vesting of SARs granted prior to the date hereof.

         2.6 OPTIONS. At the Effective Time, each option granted by CGB to purchase shares of CGB Common Stock (each, an "CGB Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of CGB Common Stock and shall be converted automatically into an option to purchase shares of Enterbank Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of CGB (the "CGB Stock Option Plans") and the agreements evidencing grants thereunder: (a) the number of shares of Enterbank Common Stock to be subject to the new option shall be equal to the product of the number of shares of CGB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Enterbank Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (b) the exercise price per share of Enterbank Common Stock under the new option shall be equal to the exercise price per share of CGB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. In the case of any options which are "incentive stock options" (as defined in section 422 of the Code), the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to CGB shall be deemed to be references to Enterbank.

         2.7 DISSENTERS' RIGHTS.

                  (a) Notwithstanding anything in this Agreement to the contrary, shares of CGB Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders that have not voted such shares in favor of the Merger and have delivered a written demand for the valuation of such shares in the manner provided in the laws of the State of Kansas (such shares, the "CGB Dissenting Shares") shall not be converted into or represent the right to receive Enterbank Common Stock as provided in Section 2.1 and the holders thereof shall only be entitled to such rights as are granted by K.S.A. 17-6712 of the KGCC. Each holder of CGB Dissenting Shares that becomes entitled to payment for such shares pursuant to K.S.A. 17-6712 of the KGCC shall receive payment therefor from the Surviving Corporation in accordance with the KGCC; provided, however, that (i) if any such holder of CGB Dissenting Shares shall have failed to establish that such holder is entitled to dissenters' rights as provided in K.S.A. 17-6712 of the KGCC, or
(ii) if any such holder of CGB Dissenting Shares shall have effectively withdrawn the demand for valuation of such shares or lost the right to valuation and payment of such shares under K.S.A. 17-6712 of the KGCC, or (iii) if neither the Surviving Corporation nor such holder of CGB

Dissenting Shares shall have filed a petition demanding a determination of the value of all CGB Dissenting Shares within the time provided in K.S.A. 17-6712 of the KGCC, such holder's or holders' (as the case may be) shares of CGB Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the shares of Enterbank Common Stock as provided in Section 2.1 hereof.

                  (b) Notwithstanding anything in this Agreement to the contrary, if Enterbank is the Surviving Corporation, holders of shares of Enterbank Common Stock which are issued and outstanding immediately prior to the Effective Time that have not voted such shares in favor of the Merger and have delivered a written demand for the valuation of such shares in the manner provided in the laws of the State of Delaware (such shares, the "Enterbank Dissenting Shares") shall be entitled to such rights as are granted by Section 262 of the DGCL. In such event, each holder of Enterbank Dissenting Shares that becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with
Section 262 of the DGCL; provided, however, that (i) if any such holder of Enterbank Dissenting Shares shall have failed to establish that such holder is entitled to dissenters' rights as provided in Section 262 of the DGCL, or (ii) if any such holder of Enterbank Dissenting Shares shall have effectively withdrawn the demand for valuation of such shares or lost the right to valuation and payment of such shares under Section 262 of the DGCL, or (iii) if neither the Surviving Corporation nor such holder of Enterbank Dissenting Shares shall have filed a petition demanding a determination of the value of all Enterbank Dissenting Shares within the time provided in Section 262 of the DGCL, each share of Enterbank Common Stock held by such holder or holders (as the case may be) immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Enterbank held by such holder or holders (as the case may be) and shall not be affected by the Merger. If the Constituent Corporations in the Merger are CGB and an Acquisition Sub, holders of Enterbank Common Stock will not be entitled to the rights provided by Section 260 of the DGCL.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF CGB. CGB hereby represents and warrants to Enterbank as follows:

                  (a) ORGANIZATION, STANDING AND POWER. CGB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). First Commercial Bank, N.A. ("FCB") is a wholly owned Subsidiary of CGB and is a national banking association organized under the laws of the United States. The deposit accounts of FCB are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. CGB and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on CGB. The Articles of Incorporation or Association and By-laws of each of CGB, and each Subsidiary of CGB, copies of which were previously made available to Enterbank, are true, complete and correct. The minute books of CGB and its Subsidiaries which have been made available to Enterbank contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

         As used in this Agreement,

                           (i) the term "Subsidiary" when used with respect to
any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries,

                           (ii) any reference to any event, change or effect
being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole,

                           (iii) the term "material adverse effect" means, with
respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (A) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by CGB or Enterbank or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (B) on the ability of such entity to perform its obligations under the Transaction Agreements (as defined below) on a timely basis,

                           (iv) the term "Transaction Agreements" shall mean
this Agreement and the Agreement of Merger,

                  (v) the term "knowledge" or "to the best knowledge of" a party hereto means the actual knowledge of a director or executive officer of a party after reasonable inquiry under all the circumstances,

                  (vi) the term "Affiliate" means, as to any person, a person which controls, is controlled by or is under common control with such person, and

                  (vii) the term "person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

              (b) CAPITAL STRUCTURE; OWNERSHIP OF CGB COMMON STOCK.

                  (i) The authorized capital stock of CGB consists of 2,000,000 shares of CGB Common Stock, par value $1.00 per share and 50,000 shares of preferred stock, par value $100 per share (the "CGB Preferred Stock"), of which (A) as of December 27, 1999, 836,854 shares of CGB Common Stock were outstanding (none having been issued thereafter except from the exercise of CGB Options) and (B) as of December 27, 1999, no shares of CGB Preferred Stock were outstanding and none have been issued thereafter. All outstanding shares of CGB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.

                  (ii) The authorized capital stock of FCB consists of 1,000,000 shares of FCB Common Stock, $60 par value per share, of which 66,900 shares are outstanding. All outstanding shares of FCB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent provided in the National Bank Act) and not subject to preemptive rights.

                  (iii) Except for this Agreement and except as set forth in
Section 3.1(b)(iii) of the disclosure schedule of CGB delivered to Enterbank on the date hereof (the "CGB Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which CGB or any of its Subsidiaries or Affiliates (as defined herein) is a party or by which any of the foregoing are bound obligating CGB or any of its Subsidiaries, including FCB, or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of CGB or any of its Subsidiaries or obligating CGB or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of CGB or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of CGB or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of CGB or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.1(b)(iii) of the CGB Disclosure Schedule, there is no agreement of any kind to which CGB or FCB is a party and, to the knowledge of CGB (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote

(x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, CGB or any of its Subsidiaries.

                  (iv) Neither CGB nor any of its Subsidiaries or, to the best knowledge of CGB, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of Enterbank, securities of Enterbank convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is CGB or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of Enterbank or any such other securities, options, warrants or other rights.

                  (v) No shares of CGB Common Stock are held directly or indirectly by CGB or its Subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary or nominee capacity (any such shares, and shares of Enterbank Common Stock which are similarly held, whether held directly or indirectly by CGB or Enterbank or any of their respective Subsidiaries, as the case may be, being referred to herein as "Trust Account Shares") and no shares of CGB Common Stock are held by CGB or its Subsidiaries in respect of a debt previously contracted (any such shares and shares of Enterbank Common Stock which are similarly held, whether held directly or indirectly by CGB or Enterbank or any of their respective Subsidiaries, as the case may be, being referred to herein as "DPC Shares").

              (c) AUTHORITY; NO VIOLATION.

                  (i) CGB has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CGB, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of CGB Common Stock (the "CGB Shareholder Approval"). The CGB Shareholder Approval is the only vote of any class or series of CGB capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by CGB, and (assuming due authorization, execution and delivery by Enterbank) constitute the valid and binding obligations of CGB, enforceable against CGB in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (ii) Except as set forth in Section 3.1(c)(ii) of the CGB Disclosure Schedule, the execution and delivery by CGB of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the Articles of Incorporation or Association or By-laws or comparable organizational documents of CGB or any Subsidiary of CGB, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, CGB Benefit Plan (as defined in Section 3.1(k)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CGB or any Subsidiary of CGB or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on CGB.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to CGB or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by CGB of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on CGB or on the ability of CGB to perform its obligations hereunder or thereunder on a timely basis, or on Enterbank's ability to own, possess or exercise the rights of an owner with respect to the business and assets of CGB and its Subsidiaries, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and approval of same, (B) the filing by Enterbank with the Securities and Exchange Commission (the "SEC") of a joint proxy statement (the "Proxy Statement") in definitive form relating to the meetings of the shareholders of CGB and Enterbank to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) such applications, filings, authorizations, orders and approvals as may be required by the Office of the Comptroller of the Currency ("OCC") and the Kansas Department of Banking and (D) the filing with the Secretaries of States of Delaware and Kansas of the Agreement of Merger.

              (d) FINANCIAL STATEMENTS. CGB has previously delivered to Enterbank copies of (a) the consolidated statements of financial condition of CGB and its Subsidiaries, as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of operations, comprehensive income
(loss), shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, in each case accompanied by the report of Deloitte & Touche LLP (of KPMG LLP with respect to 1996), independent auditors with respect to CGB (the consolidated financial statements of CGB and its Subsidiaries referred to in this clause being hereinafter sometimes referred to as the "CGB Consolidated Financial Statements") and (b) the unaudited condensed consolidated statement of financial position of CGB and its Subsidiaries as of September 30, 1999 and the unaudited condensed consolidated statements of operations of CGB and its Subsidiaries for the nine-month periods ended September 30, 1998 and 1999 (the unaudited condensed consolidated financial statements of CGB and its Subsidiaries referred to in this clause being sometimes hereinafter referred to as the "CGB Interim Financial Statements"). Each of the financial statements referred to in this
Section 3.1(d) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 5.12 hereof will fairly present (subject, in the cases of the CGB Interim Financial Statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount and the fact that the CGB Interim Financial Statements do not contain footnotes), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of CGB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section
5.12 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.12 will be, prepared, in all material respects, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of the CGB Interim Financial Statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of CGB and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

                  (e) CGB INFORMATION SUPPLIED. None of the information supplied or to be supplied by CGB for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of the shareholders of CGB (the "CGB Shareholders' Meeting") at which the CGB Shareholder Approval will be sought or for inclusion in a registration statement on Form S-4 (the "S-4") will, at the date of mailing to shareholders of CGB and at the time of the CGB Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the CGB Shareholders' Meeting which has become false or misleading.

                  (f) COMPLIANCE WITH APPLICABLE LAWS. CGB and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of CGB and its Subsidiaries, taken as a whole (the "CGB Permits"). CGB and its Subsidiaries are in compliance and have complied with the terms of the CGB Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on CGB. The businesses of CGB and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on CGB. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), no investigation by any Governmental Entity with respect to CGB or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the CGB Permits. CGB and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

                  (g) LITIGATION. Except as set forth in Section 3.1(g) of the CGB Disclosure Schedule, to the best knowledge of CGB, there is no suit, action, proceeding, arbitration or investigation ("Litigation") pending to which CGB or any Subsidiary of CGB is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of CGB, threatened against or affecting CGB or any Subsidiary of CGB, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on CGB or on the ability of CGB to perform its obligations under this Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CGB or any Subsidiary of CGB.

                  (h) TAXES. CGB and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. CGB and each of its Subsidiaries have timely paid (or CGB has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to Enterbank reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by CGB and its Subsidiaries accrued through the date of such financial statements. CGB and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against CGB or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.1(h) of the CGB Disclosure
Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of CGB and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of CGB and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of CGB, does any basis exist for the raising of any such issue, (iii) CGB and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of CGB nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.1(h) of the CGB Disclosure Schedule, there is no contract or agreement, plan or arrangement by CGB or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by CGB or any of its Subsidiaries by reason of section 280G of the Code, (vi) CGB and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither CGB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of CGB nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative, environmental, any taxes imposed under Subchapter H of Chapter I of Subtitle A of the Code, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. As used in this Agreement, the term "Tax return" shall mean any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof. None of CGB nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

                  (i) CERTAIN AGREEMENTS. Section 3.1(i) of the CGB Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which CGB or any of its Subsidiaries is a party or by or to which CGB or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of CGB or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CGB of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this

Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where CGB or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to CGB or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by CGB or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which CGB or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting CGB or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring CGB or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by CGB or any of its Subsidiaries, or the direct or indirect guaranty by CGB or any of its Subsidiaries of any obligation for, or an agreement by CGB or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of CGB or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract which would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to Enterbank true and complete copies of all of the contracts and other agreements set forth in Section 3.1(i) of the CGB Disclosure Schedule and in any other Section of the CGB Disclosure Schedule. Except as set forth in Section 3.1(i) of the CGB Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of CGB or its Subsidiaries, as the case may be, and to the best knowledge of CGB, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither CGB nor any Subsidiary of CGB has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of CGB or any of its Subsidiaries or (to the best knowledge of CGB) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on CGB.

                  (j) BENEFIT PLANS.

                      (i) Section 3.1(j)(i) of the CGB Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, multiemployer plans (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee stock ownership, retirement, profit sharing and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, and whether formal or informal, oral or written (all the foregoing being herein called "Benefit Plans"), that are sponsored or are being maintained or contributed to, or required to be contributed to, by CGB or any of its Subsidiaries (the "CGB Benefit Plans"). No CGB Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

                      (ii) With respect to each CGB Benefit Plan, CGB has delivered to Enterbank a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by CGB or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any CGB Benefit Plan; and (D) except as described in Section 3.1(j)(ii) of the CGB Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

                      (iii) Except as set forth in Section 3.1(j)(iii) of the CGB Disclosure Schedule, (A) each CGB Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each CGB Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any CGB Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither CGB nor any other party has engaged in a prohibited transaction which could subject CGB or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject CGB or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or
(o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and Pension Benefit Guaranty Corporation ("PBGC") premiums required to be paid with respect to CGB Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on CGB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each CGB Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on CGB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no CGB Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an CGB Benefit Plan) Code section 412 (whether or not waived);
(I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no CGB Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

                      (iv) Except as set forth in Section 3.1(j)(iv) of the CGB Disclosure Schedule, with respect to each of the CGB Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                      (v) Except as set forth on Section 3.1(j)(v) of the CGB Disclosure Schedule, no CGB Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of CGB or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from CGB under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.1(j)(v) of the CGB Disclosure Schedule. Except as set forth in Section 3.1(j)(v) of the CGB Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

                  (k) SUBSIDIARIES. Section 3.1(k) of the CGB Disclosure Schedule lists all the Subsidiaries of CGB. CGB owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by CGB or by another of its Subsidiaries are fully paid and nonassessable and are owned by CGB or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither CGB nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of CGB, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

                  (l) AGREEMENTS WITH BANK OR OTHER REGULATORS. Except as set forth in Section 3.1(l) of the CGB Disclosure Schedule, neither CGB nor any Subsidiary of CGB is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by CGB or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has CGB or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (m) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.1(m) of the CGB Disclosure Schedule, since September 30, 1999, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of CGB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on CGB, and (ii) CGB and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither CGB nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required Enterbank's consent pursuant to Section 4.1 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has CGB or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

                  (n) UNDISCLOSED LIABILITIES. Except as set forth in Section 3.1(n) of the CGB Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the condensed consolidated statement of financial condition at September 30, 1999 of CGB referred to in Section 3.1(d) or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 and which are not material to CGB and its Subsidiaries taken as a whole, none of CGB or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on CGB. No agreement pursuant to which any loans or other assets have been or will be sold by CGB or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by CGB or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause CGB or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against CGB or its Subsidiaries.

                  (o) GOVERNMENTAL REPORTS. CGB and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.1(o) of the CGB Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of CGB and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of CGB, investigation into the business or operations of CGB or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.1(o) of the CGB Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of CGB or any of its Subsidiaries.

                  (p) ENVIRONMENTAL LIABILITY.

                      (i) Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, to the best knowledge of CGB, there are no pending or threatened claims, actions or proceedings against CGB or FCB relating to:

                            (A) any asserted liability of CGB or any of its
Affiliates or any current or prior owner, operator, occupier or user of any Real Property (as defined herein) under any Environmental Law (as defined herein), including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

                            (B) any handling, storage, use or disposal of
Hazardous Substances (as defined herein) on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

                            (C) any actual or threatened discharge, release or
emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

                            (D) any actual or asserted claims for personal
injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

                      (ii) Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, to the best knowledge of CGB, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of CGB or any Subsidiary of CGB) and, except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, to the best knowledge of CGB, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in Section 3.1(p) of the CGB Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

                      (iii) To the best knowledge of CGB, except as set forth in
Section 3.1(p) of the CGB Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity (as defined herein) into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of CGB, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to Enterbank.

                  (iv)   To the best knowledge of CGB, except as set forth in
Section 3.1(p) of the CGB Disclosure Schedule, CGB and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

                  (v)    To the best knowledge of CGB, except as set forth in
Section 3.1(p) of the CGB Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

                  (vi) CGB has provided Enterbank with copies of all material notices posted by it under any Environmental Law with respect to the Real Property at which the business of CGB or its Subsidiaries is conducted.

                  (vii) All properties held by CGB or its Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of CGB, and CGB enjoys quiet and peaceful possession of such leased property. CGB and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

                  (viii) Except as set forth in Section 3.1(p) of the CGB Disclosure Schedule, all of CGB's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.1(p)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

                  (ix) For purposes of this Section 3.1(p) and Section 3.2(p) only, the following terms shall have the indicated meaning:

         "Business" means the business conducted at any Real Property (as defined below).

         "Environmental Law" means any and all applicable federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to the environment, or to any Hazardous Substances.

         "Hazardous Substances" means any chemical, compound, material, mixture, living organism or substance that is now defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," or "toxic pollutants," such materials, including without limitation, oil, waste oil, petroleum, waste petroleum, polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

         "Real Property" means all interests in real property of CGB or its Subsidiaries (with respect to Section 3.1) or Enterbank or its Subsidiaries (with respect to Section 3.2), including without limitation, interests in fee, leasehold, interest as mortgagee or secured party, or option or contract to purchase or acquire.

         "Reportable Quantity" means the quantity set forth in 40 C.F.R. Part 302 as it is in effect on the effective date of this Agreement for the particular Hazardous Substances set forth therein. With respect to Hazardous Substances not listed in that part, if any, "reportable quantity" means that quantity which, if released, would be required to be reported to a Governmental Entity pursuant to applicable Environmental Law. "Reportable Quantity" shall be determined based on a single release or series of related releases or threatened releases.

                  (q) PROPERTIES. Except as set forth in Section 3.1(q) of the CGB Disclosure Schedule, CGB or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the CGB Consolidated Financial Statements as being owned by CGB or its Subsidiaries or acquired after the date thereof which are material to the business of CGB on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of FCB securing deposits incurred in the ordinary course of its banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the CGB Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of CGB, the lessor. Except as set forth in Section 3.1(q) of the CGB Disclosure Schedule, all real properties owned by CGB or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

                  (r) TRANSACTIONS WITH AFFILIATES. Except as set forth in
Section 3.1(r) of the CGB Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since December 31, 1998, neither CGB nor FCB has extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of

CGB or FCB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"). Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

                  (s) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

                  (t) INTELLECTUAL PROPERTY. Except as set forth in Section 3.1(t) of the CGB Disclosure Schedule, CGB and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "CGB Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such CGB Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on CGB. Neither CGB nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of CGB, there are no infringements of or conflicts with, the rights of others with respect to the use of any CGB Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on CGB.

                  (u) POOLING OF INTERESTS. Except as set forth in Section 3.1(u) of the CGB Disclosure Schedule, as of the date of this Agreement, CGB has no reason (in respect to matters pertaining to CGB existing as of the date hereof or expected to exist as of the Closing Date) to believe that CGB will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

                  (v) OPINION OF FINANCIAL ADVISOR. CGB has received the written opinion of Fister & Associates, Inc. dated the date hereof, to the effect that, as of such date, subject to the limitations and conditions contained therein, the consideration to be received by the holders of CGB Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

                  (w) COMMUNITY REINVESTMENT ACT COMPLIANCE. FCB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and neither CGB nor FCB has any knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in FCB failing to be in substantial compliance with such provisions or having its current rating lowered.

                  (x) YEAR 2000 READINESS. There have been no material adverse effects on either CGB or its Subsidiaries as a result of the date change for any date on or after January 1, 2000, including leap year calculations, and that, to the extent applicable to normal operating specifications,

CGB's and its Subsidiaries' computer systems and equipment have in all material respects accurately accepted, stored, retrieved, calculated, compared and otherwise processed dates of January 1, 2000 and later.

                  (y) INSURANCE. CGB has previously delivered to Enterbank a list identifying all insurance policies maintained on behalf of CGB and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of CGB or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of CGB and its Subsidiaries are in full force and effect, to the best knowledge of CGB, CGB and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither CGB nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by CGB and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to CGB and its Subsidiaries. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of CGB and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on CGB. Neither CGB nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither CGB nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and CGB has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of CGB or any CGB Subsidiary.

                  (z) LOANS AND OTHER ASSETS.

                      (i) CGB has disclosed to Enterbank prior to the date hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by CGB or any of its Subsidiaries that have been classified by any Bank Regulator, CGB's independent auditors, or the management of CGB or any Subsidiary of CGB as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to Enterbank prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss", or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. CGB regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. CGB has disclosed to Enterbank the amounts and identities of all other real estate owned ("OREO") that has been classified as such as of the date hereof by CGB's independent auditors, management of CGB or any Bank Regulator and will have promptly disclosed to Enterbank prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of CGB and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. CGB and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

                       (ii) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of CGB and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to CGB (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to Enterbank in Section 3.1(aa)(ii) of the CGB Disclosure Schedule or reserved for in the consolidated statement of financial condition of CGB as of December 31, 1998 referred to in Section 3.1(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. CGB and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of CGB and its Subsidiaries.

                  (aa) RESTRICTIONS ON INVESTMENTS. Except for pledges to secure public and trust deposits and repurchase agreements in the ordinary course of business and except as described in Section 3.1(aa) of the CGB Disclosure Schedule, none of the investments reflected in the condensed consolidated statement of financial condition of CGB as of September 30, 1999 referred to in
Section 3.1(d), and none of the investments made by CGB and its Subsidiaries since September 30, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of CGB or its Subsidiaries freely to dispose of such investment at any time.

                  (bb) NO BROKERED DEPOSITS. Except as described in Section 3.1(bb) of the CGB Disclosure Schedule, as of the date hereof, neither CGB nor any of its Subsidiaries now has any "brokered deposits" as such deposits are defined by applicable regulations of the OCC as of the date hereof.

                  (cc) DERIVATIVES CONTRACTS; STRUCTURED NOTES; ETC. Except as set forth in Section 3.1(cc) of the CGB Disclosure Schedule, neither CGB nor any Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by CGB to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of CGB or one of its Subsidiaries and, to the best knowledge of CGB, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. CGB and each of its Subsidiaries and, to the best knowledge of CGB, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on CGB.

                  (dd) LABOR MATTERS. Neither CGB nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         3.2 REPRESENTATIONS AND WARRANTIES OF ENTERBANK. Enterbank represents and warrants to CGB as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Enterbank is a bank holding company registered under the BHC Act. The deposit accounts of Enterbank's bank Subsidiaries are insured by the BIF of the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Enterbank and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Enterbank. The Certificate or Articles of Incorporation or Association and By-laws of each of Enterbank, and each Subsidiary of Enterbank, copies of which were previously made available to CGB, are true, complete and correct. The minute books of Enterbank and its Subsidiaries which have been made available to CGB contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

                  (b) CAPITAL STRUCTURE; OWNERSHIP OF ENTERBANK COMMON STOCK.

                      (i) The authorized capital stock of Enterbank consists of 20,000,000 shares of Enterbank Common Stock, par value $.01 per share, of which as of December 27, 1999, 7,143,636 shares of Enterbank Common Stock were outstanding (none having been issued thereafter except from the exercise of Enterbank Options). All outstanding shares of Enterbank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. At the Effective Time, the Enterbank Common Stock to be issued hereunder will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

                      (ii)  Except for this Agreement and except as set forth in
Section 3.2(b)(ii) of the disclosure schedule of Enterbank delivered to CGB on the date hereof (the "Enterbank Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which Enterbank or any of its Subsidiaries or Affiliates is a party or by which any of the foregoing are bound obligating Enterbank or any of its Subsidiaries or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Enterbank or any of its Subsidiaries or obligating Enterbank or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement,
(B) there are no outstanding contractual obligations of Enterbank or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of Enterbank or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of Enterbank or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.2(b)(ii) of the Enterbank Disclosure Schedule, there is no agreement of any kind to which Enterbank is a party and, to the knowledge of Enterbank (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote (x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, Enterbank or any of its Subsidiaries.

                      (iii) Neither Enterbank nor any of its Subsidiaries or, to the best knowledge of Enterbank, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of CGB, securities of CGB convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor, except as set forth in
Section 3.2(b)(iii) of the Enterbank Disclosure Schedule, is Enterbank or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of CGB or any such other securities, options, warrants or other rights.

                      (iv) Except as set forth in Section 3.2(b)(iv) of the Disclosure Schedule, no shares of Enterbank Common Stock held directly or indirectly by Enterbank are Trust Account Shares or DPC Shares.

                  (c) AUTHORITY; NO VIOLATION.

                           (i) Enterbank has all requisite corporate power and
authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Enterbank, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of Enterbank Common Stock (the "Enterbank Shareholder Approval"). The Enterbank Shareholder Approval is the only vote of any class or series of Enterbank capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by Enterbank and (assuming due authorization, execution and delivery by CGB) constitute the valid and binding obligation of Enterbank enforceable against Enterbank in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (ii) Except as set forth in Section 3.2(c)(ii) of the
Enterbank Disclosure Schedule, the execution and delivery by Enterbank of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to, (x) any provision of the Certificate or Articles of Incorporation or Association or By-laws or comparable organizational documents of Enterbank or any Subsidiary of Enterbank, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Enterbank Benefit Plan (as defined in Section 3.2(k)(i)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Enterbank or any Subsidiary of Enterbank or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on Enterbank.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Enterbank or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by Enterbank of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on Enterbank or on the ability of Enterbank to perform its obligations hereunder or thereunder on a timely basis, or on Enterbank's ability to own, possess or exercise the rights of an owner with respect to the business and assets of CGB and its Subsidiaries, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act and approval of same, (B) the filing by Enterbank with the SEC of the Proxy Statement in definitive form relating to the meetings of the shareholders of CGB and Enterbank to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) the filing by Enterbank with the SEC of the S-4 with respect to the Enterbank Common Stock issuable pursuant hereto, (D) compliance with applicable state blue sky laws, and (E) the filing with the Secretaries of State of the States of Delaware and Kansas of the Agreement of Merger.

                  (d) FINANCIAL STATEMENTS. Enterbank has previously delivered to CGB copies of (a) the consolidated statements of financial condition of Enterbank and its Subsidiaries, as of December 31, for the fiscal years 1996, 1997 and 1998, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Enterbank's Annual Reports on Form 10-K for the relevant fiscal years filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), in each case accompanied by the report of KPMG LLP, independent auditors with respect to Enterbank (the consolidated financial statements of Enterbank and its Subsidiaries referred to in this sentence being hereinafter sometimes referred to as the "Enterbank Consolidated Financial Statements") and (b) the condensed consolidated balance sheet of Enterbank and its Subsidiaries as of September 30, 1999 and the condensed consolidated statements of income, comprehensive income and cash flows for the nine months ended September 30, 1998 and 1999, inclusive, as reported in Enterbank's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the SEC under the Exchange Act (the condensed consolidated financial statements of Enterbank and its Subsidiaries referred to in this clause being sometimes hereinafter referred to as the "Enterbank Interim Financial Statements"). Each of the financial statements referred to in this Section (including the related notes, where applicable) fairly present, and the consolidated financial statements referred to in Section 5.12 hereof will fairly present (subject in the cases of the unaudited statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of Enterbank and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 5.12 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.12 will be, prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of Enterbank and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

                  (e) ENTERBANK SEC DOCUMENTS. Enterbank has made available to CGB a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Enterbank with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to section 13(g) of the Exchange Act), since October 24, 1996 (as such documents have since the time of their filing been amended, the "Enterbank SEC Reports"), which are all the documents (other than preliminary material and reports required pursuant to section 13(g) of the Exchange Act) that Enterbank was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Enterbank SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Enterbank SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Enterbank included in the Enterbank SEC Reports (including any related notes and schedules thereto) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Enterbank and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

                  (f) ENTERBANK INFORMATION SUPPLIED. None of the information supplied or to be supplied by Enterbank for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of shareholders of Enterbank (the "Enterbank Shareholders' Meeting") at which the Enterbank Shareholder Approval will be sought or for inclusion in the S-4 will, at the date of mailing to shareholders of Enterbank and of CGB and at the time of the Enterbank Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Enterbank Shareholders' Meeting which has become false or misleading.

                  (g) COMPLIANCE WITH APPLICABLE LAWS. Enterbank and its Subsidiaries hold, and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Enterbank and its Subsidiaries, taken as a whole (the "Enterbank Permits"). Enterbank and its Subsidiaries are in compliance and have complied with the terms of the Enterbank Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Enterbank. The businesses of Enterbank and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Enterbank. Except for routine examinations by Bank Regulators, no investigation by any Governmental Entity with respect to Enterbank or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the Enterbank Permits. Enterbank and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

                  (h) LITIGATION. Except as set forth in Section 3.2(h) of the Enterbank Disclosure Schedule, to the best knowledge of Enterbank, there is no Litigation pending to which Enterbank or any Subsidiary of Enterbank is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of Enterbank, threatened against or affecting Enterbank or any Subsidiary of Enterbank, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Enterbank or on the ability of Enterbank to perform its obligations under this Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Enterbank or any Subsidiary of Enterbank.

                  (i) TAXES. Enterbank and each of its Subsidiaries have timely filed all tax returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. Enterbank and each of its Subsidiaries have timely paid (or Enterbank has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to CGB reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by Enterbank and its Subsidiaries accrued through the date of such financial statements. Enterbank and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against Enterbank or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.2(i) of the Enterbank Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of Enterbank and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of Enterbank and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of Enterbank, does any basis exist for the raising of any such issue, (iii) Enterbank and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of Enterbank nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.2(i) of the Enterbank Disclosure Schedule, there is no contract or agreement, plan or arrangement by Enterbank or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Enterbank or any of its Subsidiaries by reason of section 280G of the Code, (vi) Enterbank and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither Enterbank nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of Enterbank nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. None of Enterbank nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

                  (j) CERTAIN AGREEMENTS. Section 3.2(j) of the Enterbank Disclosure Schedule sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which Enterbank or any of its Subsidiaries is a party or by or to which Enterbank or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of Enterbank or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Enterbank of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where Enterbank or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to Enterbank or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by Enterbank or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which Enterbank or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting Enterbank or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring Enterbank or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by Enterbank or any of its Subsidiaries, or the direct or indirect guaranty by Enterbank or any of its Subsidiaries of any obligation for, or an agreement by Enterbank or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of Enterbank or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract required to be filed by Enterbank pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to CGB true and complete copies of all of the contracts and other agreements set forth in Section 3.2(j) of the Enterbank Disclosure Schedule and in any other Section of the Enterbank Disclosure Schedule. Except as set forth in Section 3.2(j) of the Enterbank Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of Enterbank or its Subsidiaries, as the case may be, and to the best knowledge of Enterbank, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither Enterbank nor any Subsidiary of Enterbank has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of Enterbank or any of its Subsidiaries or (to the best knowledge of Enterbank) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on Enterbank.

                  (k) BENEFIT PLANS.

                           (i) Section 3.2(k) of the Enterbank Disclosure
Schedule contains a true and complete list of each Benefit Plan that is sponsored or is being maintained or contributed to, or required to be contributed to, by Enterbank or any of its Subsidiaries (the "Enterbank Benefit Plans"). No Enterbank Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

                           (ii) With respect to each Enterbank Benefit Plan,
Enterbank has delivered to CGB a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by Enterbank or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any Enterbank Benefit Plan; and (D) except as described in Section 3.2(k)(ii) of the Enterbank Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

                           (iii) Except as set forth in Section 3.2(k) of the
Enterbank Disclosure Schedule, (A) each Enterbank Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Enterbank Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Enterbank Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither Enterbank nor any other party has engaged in a prohibited transaction which could subject Enterbank or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject Enterbank or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and PBGC premiums required to be paid with respect to Enterbank Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on Enterbank's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each Enterbank Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on Enterbank's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no Enterbank Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an Enterbank Benefit Plan) Code section 412 (whether or not waived);
(I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no Enterbank Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

                           (iv) Except as set forth in Section 3.2(k)(iv) of the
Enterbank Disclosure Schedule, with respect to each of the Enterbank Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                           (v) Except as set forth on Section 3.2(k)(v) of the
Enterbank Disclosure Schedule, no Enterbank Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of Enterbank or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from Enterbank under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.2(k)(v) of the Enterbank Disclosure Schedule. Except as set forth in Section 3.2(k)(v) of the Enterbank Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

                  (l) SUBSIDIARIES. Section 3.2(l) of the Enterbank Disclosure Schedule lists all the Subsidiaries of Enterbank. Enterbank owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by Enterbank or by another of its Subsidiaries are fully paid and nonassessable and are owned by Enterbank or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither Enterbank nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of Enterbank, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

                  (m) AGREEMENTS WITH BANK OR OTHER REGULATORS. Except as set forth in Section 3.2(m) of the Enterbank Disclosure Schedule, neither Enterbank nor any Subsidiary of Enterbank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by Enterbank or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has Enterbank or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (n) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.2(n) of the Enterbank Disclosure Schedule, since September 30, 1999, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of Enterbank or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Enterbank, and (ii) Enterbank and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither Enterbank nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required CGB's consent pursuant to Section 4.2 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has Enterbank or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

                  (o) UNDISCLOSED LIABILITIES. Except as set forth in Section 3.2(o) of the Enterbank Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the consolidated statement of financial condition at September 30, 1999 of Enterbank referred to in Section 3.2(d) or
(ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 1999 and which are not material to Enterbank and its Subsidiaries taken as a whole, none of Enterbank or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on Enterbank. No agreement pursuant to which any loans or other assets have been or will be sold by Enterbank or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Enterbank or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause Enterbank or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Enterbank or its Subsidiaries.

                  (p) GOVERNMENTAL REPORTS. Enterbank and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.2(p) of the Enterbank Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of Enterbank and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Enterbank, investigation into the business or operations of Enterbank or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.2(p) of the Enterbank Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Enterbank or any of its Subsidiaries.

                  (q) ENVIRONMENTAL LIABILITY.

                           (i) Except as set forth in Section 3.2(q) of the
Enterbank Disclosure Schedule, to the best knowledge of Enterbank, there are no pending or threatened claims, actions or proceedings against Enterbank relating to:

                                    (A) any asserted liability of Enterbank or
any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property under any Environmental Law, including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

                                    (B) any handling, storage, use or disposal
of Hazardous Substances on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

                                    (C) any actual or threatened discharge,
release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

                                    (D) any actual or asserted claims for
personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

                           (ii) Except as set forth in Section 3.2(q) of the
Enterbank Disclosure Schedule, to the best knowledge of Enterbank, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of Enterbank or any Subsidiary of Enterbank) and, except as set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, to the best knowledge of Enterbank, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in Section 3.2(q) of the Enterbank Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

                           (iii) To the best knowledge of Enterbank, except as
set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of Enterbank, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to Enterbank.

                           (iv) To the best knowledge of Enterbank, except as
set forth in Section 3.2(q) of the Enterbank Disclosure Schedule, Enterbank and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

                           (v) To the best knowledge of Enterbank, except as set
forth in Section 3.2(q) of the Enterbank Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

                           (vi) Enterbank has provided CGB with copies of all
material notices posted by it under any Environmental Law with respect to the Real Property at which the business of Enterbank or its Subsidiaries is conducted.

                           (vii) All properties held by Enterbank or its
Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Enterbank, and Enterbank enjoys quiet and peaceful possession of such leased property. Enterbank and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

                           (viii) Except as set forth in Section 3.2(q) of the
Enterbank Disclosure Schedule, all of Enterbank's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.2(q)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

                  (r) PROPERTIES. Except as set forth in Section 3.2(r) of the Enterbank Disclosure Schedule, Enterbank or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the Enterbank Consolidated Financial Statements as being owned by Enterbank or its Subsidiaries or acquired after the date thereof which are material to the business of Enterbank on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of Enterprise securing deposits incurred in the ordinary course of its banking business and
(C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the Enterbank Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of Enterbank, the lessor. Except as set forth in Section 3.2(r) of the Enterbank Disclosure Schedule, all real properties owned by Enterbank or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

                  (s) TRANSACTIONS WITH AFFILIATES. Except as set forth in
Section 3.2(s) of the Enterbank Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since September 30, 1999, Enterbank has not extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of Enterbank, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act. Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

                  (t) NO BROKER OR FINDER. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement

                  (u) INTELLECTUAL PROPERTY. Except as set forth in Section 3.2(u) of the Enterbank Disclosure Schedule, Enterbank and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Enterbank Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such Enterbank Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Enterbank. Neither Enterbank nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of Enterbank, there are no infringements of or conflicts with, the rights of others with respect to the use of any Enterbank Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Enterbank.

                  (v) POOLING OF INTERESTS. Except as set forth in Section 3.2(v) of the Enterbank Disclosure Schedule, as of the date of this Agreement, Enterbank has no reason (in respect to matters pertaining to Enterbank existing as of the date hereof or expected to exist as of the Closing Date) to believe that Enterbank will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

                  (w) COMMUNITY REINVESTMENT ACT COMPLIANCE. Enterprise is in substantial compliance with the applicable provisions of the CRA and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and Enterbank has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in Enterprise failing to be in substantial compliance with such provisions or having its current rating lowered.

                  (x) YEAR 2000 READINESS. There have been no material adverse effects on either Enterbank or its Subsidiaries as a result of the date change for any date on or after January 1, 2000, including leap year calculations, and that, to the extent applicable to normal operating specifications, Enterbank's and its Subsidiaries' computer systems and equipment have in all material respects accurately accepted, stored, retrieved, calculated, compared and otherwise processed dates of January 1, 2000 and later.

                  (y) INSURANCE. Enterbank has previously delivered to CGB a list identifying all insurance policies maintained on behalf of Enterbank and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of Enterbank or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of Enterbank and its Subsidiaries are in full force and effect, to the best knowledge of Enterbank, Enterbank and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither Enterbank nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by Enterbank and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to Enterbank and its Subsidiaries. Since September 30, 1999, there has not been any damage to, destruction of, or loss of any assets of Enterbank and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on Enterbank. Neither Enterbank nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Enterbank nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and Enterbank has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of Enterbank or any Enterbank Subsidiary.

                  (z) LOANS AND OTHER ASSETS.

                           (i) Enterbank has disclosed to CGB prior to the date
hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by Enterbank or any of its Subsidiaries that have been classified by any Bank Regulator, Enterbank's independent auditors, or the management of Enterbank or any Subsidiary of Enterbank as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to CGB prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss," or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. Enterbank regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. Enterbank has disclosed to CGB the amounts and identities of all OREO that has been classified as such as of the date hereof by Enterbank's independent auditors, management of Enterbank or any Bank Regulator and will have promptly disclosed to CGB prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of Enterbank and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. Enterbank and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

                           (ii) All loans, leases, other extensions of credit,
commitments or other interest-bearing assets and investments of Enterbank and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to Enterbank (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to CGB in Section 3.2(z)(ii) of the Enterbank Disclosure Schedule or reserved for in the consolidated statement of financial condition of Enterbank as of December 31, 1998 referred to in
Section 3.2(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Enterbank and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Enterbank and its Subsidiaries.

                  (aa) DERIVATIVES CONTRACTS; STRUCTURED NOTES; ETC. Except as set forth in Section 3.2(aa) of the Enterbank Disclosure Schedule, neither Enterbank nor any Subsidiary is a party to or has agreed to enter into a Derivatives Contract or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by Enterbank to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Enterbank or one of its Subsidiaries and, to the best knowledge of Enterbank, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Enterbank and each of its Subsidiaries and, to the best knowledge of Enterbank, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on Enterbank.

                  (bb) LABOR MATTERS. Neither Enterbank nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (cc) STATUS OF ENTERBANK COMMON STOCK TO BE ISSUED. The shares of Enterbank Common Stock into which the CGB Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and nonassessable, and registered pursuant to an effective registration statement under the Securities Act.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 COVENANTS OF CGB. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Enterbank shall otherwise consent in writing, which consent shall not be unreasonably withheld) CGB agrees that it will and will cause each of its Subsidiaries to carry on the business of CGB and each of its Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact the present business organizations of CGB and each of its Subsidiaries, maintain the rights and franchises of, and preserve the relationships with customers, suppliers and others having business dealings with, CGB and each of its Subsidiaries to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, CGB shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Enterbank in writing:

                  (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid by CGB in the past 12 months and dividends by a wholly owned Subsidiary of CGB to CGB, (ii) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iv) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of CGB or any securities convertible into or exercisable for any shares of such capital stock;

                  (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than issuances of CGB Common Stock pursuant to the exercise of CGB Options;

                  (c) except as required to perform its obligations under this Agreement, amend or propose to amend its Certificate or Articles of Incorporation or its By-laws or other organizational documents or that of any Subsidiary;

                  (d) (i) enter into any new material line of business, (ii) change its lending, investment, liability management and other material banking policies in any respect which is material to CGB, except as required by law or by policies imposed by a Bank Regulator, or (iii) except as set forth in Section 4.1(d) of the CGB Disclosure Schedule, incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice but in no event for more than $25,000 as to any one such item or $75,000 as to all such items in the aggregate;

                  (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business consistent with past practice;

                  (f) sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of CGB), which are material, individually or in the aggregate, to CGB, other than in the ordinary course of business consistent with past practice;

                  (g) incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of CGB or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) indebtedness of any Subsidiary of CGB to CGB or to another Subsidiary of CGB, (ii) deposits taken in the ordinary course of business consistent with past practice, or (iii) renewals or extensions of existing long-term indebtedness without any change in the material terms thereof;

                  (h) intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.3(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of Enterbank or CGB to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g);

                  (i) change the methods of accounting of CGB or any of its Subsidiaries, except as required by changes in GAAP as concurred in by such party's independent auditors;

                  (j) (i) enter into, adopt, amend (except for technical amendments and such amendments as may be required by law) or terminate any CGB Benefit Plan or any other Benefit Plan or any agreement, arrangement, plan or policy between CGB or any of its Subsidiaries and one or more of its directors or officers, increase in any manner the compensation or fringe benefits of any director, officer or employee of CGB or any of its Subsidiaries without obtaining the prior written consent of Enterbank (which consent shall not be unreasonably withheld)) or pay or grant any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares or any similar awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (ii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of CGB or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iii) with respect to any CGB Benefit Plan which is a defined benefit or defined contribution pension plan, permit or cause (A) a consolidation or merger of any such CGB Benefit Plan, (B) a spin-off involving any such CGB Benefit Plan, (C) a transfer of assets and/or liabilities from or to any such CGB Benefit Plan, or (D) any similar transaction involving any such CGB Benefit Plan;

                  (k) enter into any contract that would be required to be disclosed on Section 3.1(j) of the CGB Disclosure Schedule or renew or terminate any contract listed in Section 3.1(j) of the CGB Disclosure Schedule through any volitional conduct, other than renewals of contracts or leases for a term of one year or less without material adverse changes to the terms thereof;

                    (l) commit to or renew any real estate secured or construction loan with a principal amount exceeding $1,500,000, or any commercial loan which is referred to the Loan Committee of the FCB Board of Directors for approval or with a principal amount exceeding $650,000; provided, however, that if any new loan commitment or loan renewal involves a loan to a borrower (or his associates (as defined in Rule 405 under the Securities Act) and Affiliates) who has (A) any other classified or criticized asset or (B) a renewal involving a classified or criticized asset, then the relevant loan amount subject to this subsection shall be $250,000; provided, further, however, that any such loan or renewal which is in excess of the applicable amount specified in this subsection shall not be made or committed to be made unless CGB shall have given Enterbank at least one Business Day's advance written notice of the proposal to make such loan commitment or renewal, which written notice shall provide Enterbank the same information provided to the relevant loan committee (or loan officer, if no committee approval is required) of CGB or the applicable CGB Subsidiary, and shall have furnished Enterbank with such other information as Enterbank may reasonably have requested;

                  (m) issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

                  (n) engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

                  (o) settle any claim, action or proceeding involving money damages involving a payment in excess of $50,000 as to any such matter, or settle any other matter not involving money damages which is material to CGB;

                  (p) except as required by GAAP or applicable law or regulation, change or make any tax elections, change any method of accounting with respect to taxes, file any amended tax return, or settle or compromise any federal, state, local or foreign material tax liability;

                  (q) except as set forth in Section 4.1(q) of the CGB Disclosure Schedule, relocate or close any branch or loan production office;

                  (r) except as described in Section 4.1(r) of the CGB Disclosure Schedule, enter into any securitization or similar transactions with respect to any loans, leases or other assets of CGB or any of its Subsidiaries; or

                  (s) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.1.

         4.2      COVENANTS OF ENTERBANK.

                  (a) During the period from the date of this Agreement and continuing until the Effective Time, Enterbank agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that CGB shall otherwise consent in writing, which consent shall not be unreasonably withheld), Enterbank will and will cause each of its Subsidiaries to carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Enterbank shall not, and shall not permit any of its Subsidiaries to, without the prior consent of CGB in writing:

                           (i) except as required to perform its obligations
under this Agreement, amend or propose to amend its Articles of Incorporation or its By-laws in a manner that would materially and adversely affect its ability to perform its obligations under this Agreement or

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



consummate the transactions contemplated hereunder, or otherwise materially and adversely affect the rights, powers and privileges of the shares of Enterbank Common Stock to be issued in the Merger;

                           (ii) (A) declare or pay any dividends on or make
other distributions in respect of any of its capital stock, except for cash dividends in an amount substantially equivalent to dividends paid in the year prior to the date hereof and dividends by a wholly owned Subsidiary of Enterbank to Enterbank, (B) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (D) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of Enterbank or any securities convertible into or exercisable for any shares of such capital stock;

                           (iii) change the methods of accounting of Enterbank
or any of its Subsidiaries (including any changes in accounting with respect to taxes), except as required by changes in GAAP as concurred in by such party's independent auditors;

                           (iv) intentionally take or fail to take any action
that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.2(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of Enterbank or CGB to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g); or

                           (v) agree to, or make any commitment to, take any of
the actions prohibited by this Section 4.2(a).

                  (b) Enterbank shall use all commercially reasonable efforts to publish as soon as practicable after the end of the quarter in which there are at least thirty (30) days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Release No. 135.

                  (c) If during the period from the date of this Agreement and continuing until the Effective Time (i) Enterbank receives a Takeover Proposal (as defined in Section 5.4(a), however, references therein to CGB shall be deemed for purposes of this Section 4.2(c) to refer to Enterbank) and (ii) Enterbank's Board of Directors determines that it is advisable to pursue consummation of the Takeover Proposal, Enterbank shall immediately provide written notice to CGB of the Takeover Proposal, with such notice (x) indicating that Enterbank's Board of Directors intends to pursue consummation of the Takeover Proposal, (y) specifying the material terms and conditions of the

Takeover proposal and (z) identifying the Person making the Takeover Proposal. CGB shall provide written notice to Enterbank, no later than the tenth Business Day following CGB's receipt of Enterbank's written notice, signifying that CGB is (A) in favor of the Takeover Proposal, in which event this Agreement shall continue in full force and effect, subject to Enterbank's right to terminate this Agreement pursuant to the penultimate sentence of this Section 4.2(c), or
(B) not in favor of the Takeover Proposal and elects to terminate this Agreement, in which event this Agreement shall be deemed terminated as of the date on CGB's notice to Enterbank. If CGB fails to provide written notice to Enterbank within the time period set out in the immediately preceding sentence, then CGB shall be deemed to be favorable to the Takeover Proposal as set out in this Section 4.2(c)(A). If CGB's notice to Enterbank signifies that CGB is favorable to the Takeover Proposal, Enterbank nevertheless may elect to terminate this Agreement after the fifth Business Day following CGB's receipt of a written notice advising CGB that the Board of Directors of Enterbank proposes to enter into an agreement with respect to the Takeover Proposal pursuant to
Section 7.1(e)(ii). If either Enterbank elects to terminate this Agreement pursuant to the immediately preceding sentence or CGB elects to terminate this Agreement under Section 4.2(c)(B), and Enterbank proposes to enter into an agreement with respect to the Takeover Proposal pursuant to Section 7.1(e)(ii), Enterbank shall concurrently with entering into such agreement pay, or cause to be paid, to CGB the Enterbank Termination Fee in accordance with the provisions of Section 7.1(e)(ii). If the Takeover Proposal is not consummated, CGB indicated that it was in favor of the Takeover Proposal, and Enterbank has not terminated this Agreement in accordance with the provisions of this Section 4.2 and Section 7.1(e)(ii), this Agreement shall continue in existence between Enterbank and CGB, subject to the terms and conditions contained in this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      REGULATORY MATTERS.

                  (a) CGB and Enterbank shall promptly prepare and file with the SEC a Proxy Statement, and Enterbank shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus, and one or more registration statements or amendments to existing registration statements under the Securities Act for the purpose of registering the maximum number of shares of Enterbank Common Stock to which the option holders of CGB may be entitled pursuant to Section 2.6 at or after the Effective Time. Each of Enterbank and CGB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and CGB and Enterbank shall thereafter promptly mail the Proxy Statement to their respective shareholders.

                  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Agreements (including without limitation the Merger). Enterbank and CGB shall have the right to review in advance and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to CGB or Enterbank, as the case may be, and any of their respective Subsidiaries which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) Enterbank and CGB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Enterbank, CGB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (d) Enterbank and CGB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 6.1(b)) will not be obtained or that the receipt of any such approval will be materially delayed.

         5.2 ACCESS TO INFORMATION. Upon reasonable notice, CGB and Enterbank shall (and shall cause each of their respective Subsidiaries to) afford to the other and their representatives and advisors access, during normal business hours during the period prior to the Closing Date, to all the properties, books, contracts, commitments and records of CGB (in the case of CGB) and of Enterbank (in the case of Enterbank) and, during such period, each of CGB and Enterbank shall (and shall cause each of their respective Subsidiaries to) make available to the other and their representatives and advisors (a) a copy of each report, schedule, registration statement and other document filed or received by CGB or Enterbank, as the case may be, during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law or reports or documents which are subject to an attorney-client privilege or which constitute attorney work product) and (b) all other information concerning the business, properties and personnel of CGB or of Enterbank, as the case may be, as such other party may reasonably request. Enterbank will hold any such information with respect to CGB and its Subsidiaries which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated November 12, 1999, between CGB and Enterbank (the "Confidentiality Agreement"). CGB will hold all such information with respect to Enterbank and its Subsidiaries which is nonpublic in confidence and will otherwise deal with such information to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, deeming, for purpose of this sentence, such information to be subject to the provisions of the Confidentiality Agreement as if such provisions applied by their terms to such information of Enterbank and its Subsidiaries, as well as to such information of CGB and its Subsidiaries. No investigation by either Enterbank, on the one hand, or CGB, on the other hand, shall affect the representations and warranties of the other.

         5.3      SHAREHOLDERS' MEETINGS.

                  (a) CGB shall call a meeting of its shareholders for the purpose of voting upon the adoption of this Agreement. CGB will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of CGB determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by CGB's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by CGB of information that is required to be disclosed in the Proxy Statement, or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of CGB may then be traded.

                  (b) Enterbank shall call a meeting of its shareholders for the purpose of voting upon the adoption of this Agreement. Enterbank will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of Enterbank determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by Enterbank's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by Enterbank of information that is required to be disclosed in the Proxy Statement, the S-4 or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of Enterbank may then be traded.

                  (c) Each of CGB and Enterbank shall use all commercially reasonable efforts to cause such meetings of their respective shareholders to take place as soon as is reasonably practicable after the S-4 is declared effective by the SEC. CGB and Enterbank shall coordinate and cooperate with respect to the timing of said meetings and the date on which the CGB Shareholders' Meeting shall be held.

         5.4 NO SOLICITATIONS.

                  (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, CGB agrees that neither it, nor any of its Subsidiaries, Affiliates or agents shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (collectively, "Representatives") retained by it or any of its Subsidiaries, Affiliates or agents to, solicit, initiate or knowingly encourage the submission of, or enter into discussions or negotiations with or provide information to any person or group of persons (other than the respective parties to this Agreement) concerning, any Takeover Proposal (as defined below) or enter into any agreement with a third party relating to a Takeover Proposal or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or Affiliate of CGB or any of its Subsidiaries or any investment banker, attorney or other advisor or Representative of CGB or any of its Subsidiaries or Affiliates, whether or not such Person is purporting to act on behalf of CGB or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.4(a) by CGB. As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal or offer to acquire in any manner 20% or more of any class of equity securities of, or a merger, consolidation, business combination, sale, recapitalization, liquidation, dissolution or other disposition or similar transaction involving 20% or more of the assets of, CGB or any Significant Subsidiary of CGB, or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of CGB or any Significant Subsidiary of CGB (other than pursuant to the transactions contemplated by this Agreement). A "Significant Subsidiary" means any Subsidiary of a person that would constitute a Significant Subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  (b) Except as set forth herein, neither the Board of Directors of CGB nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Enterbank, the approval or recommendation by the Board of Directors of CGB or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of CGB, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors of CGB based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as defined herein), enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the fifth Business Day following Enterbank's receipt of a written notice advising Enterbank that the Board of Directors of CGB has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal (it being understood that any amendment to a Superior Proposal shall necessitate an additional five
(5) Business Day period). In addition, if CGB proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Enterbank the CGB Termination Fee in accordance with the provisions of Section 5.4(d). For purposes hereof, "Superior Proposal" shall mean any bona fide written Takeover Proposal by a third party on terms determined in good faith by the Board of Directors of CGB to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and (based on the advice of a financial advisor of nationally recognized reputation), if consummated to be more favorable to the shareholders of CGB from a financial point of view than the Merger.

                  (c) In addition to the obligation of CGB set forth in paragraph (b) above, CGB promptly shall advise Enterbank orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Person making any such request, Takeover Proposal or inquiry. CGB shall keep Enterbank fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                  (d) If this Agreement is terminated by CGB pursuant to Section 5.4(b), CGB shall pay promptly, but in no event later than two Business Days after the occurrence of such termination, by wire transfer of immediately available Federal Funds to such account as Enterbank shall designate, One Million Dollars $1,000,000.00 (the "CGB Termination Fee") as liquidated damages to Enterbank for such breach minus any Actual Expenses that have been paid by CGB pursuant to the penultimate sentence of Section 5.8. If this Agreement is terminated by Enterbank pursuant to Section 4.2(c) and Section 7.1(e)(ii), Enterbank shall pay promptly, but in no event later than two Business Days after the occurrence of such termination, by wire transfer of immediately available Federal Funds to such account as CGB shall designate, One Million Dollars $1,000,000.00 (the "Enterbank Termination Fee") as liquidated damages to CGB for such breach minus any Actual Expenses that have been paid by Enterbank pursuant to the penultimate sentence of Section 5.8.

         5.5 LEGAL CONDITIONS.

                  (a) Each of CGB and Enterbank shall, and shall cause its respective Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and as promptly as practicable, (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Each of CGB and Enterbank will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

                  (b) Each of CGB and Enterbank agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper or advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable best efforts to (i) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (ii) defend any Litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, (iii) provide to counsel to the other party hereto representations and certifications as to such matters as such counsel may reasonably request in order to render the opinions referred to in Sections 6.2(d) and 6.3(c), and (iv) to obtain the letters of the independent accountants referred to in Section 6.1(f).

         5.6 EMPLOYEE BENEFIT PLANS.

                  (a) For purposes of all employee benefit plans of Enterbank or its Subsidiaries in which the employees of CGB who shall remain in the employment of Enterbank or its Subsidiaries after the Closing Date shall participate from and after such date (including all policies and employee fringe benefit programs, including vacation policies), and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to employees of CGB for vesting and eligibility purposes only for service previously credited with CGB or its Subsidiaries prior to the Effective Time to the extent that such crediting of service does not result in duplication of benefits; provided, however, that Enterbank shall determine each employee's length of service in a manner consistent with the customary practice with respect to the employees of the Enterbank Subsidiary by which they shall be employed. Enterbank shall also cause each employee benefit plan in which employees of CGB participate from and after the Effective Time to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Benefit Plan immediately prior to the Effective Time or (ii) any waiting period limitation which would otherwise be applicable to an employee of CGB on or after the Effective Time to the extent such employee of CGB had satisfied any similar waiting period limitation under an analogous Benefit Plan prior to the Effective Time.

                  (b) Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, Enterbank shall, and shall cause its Subsidiaries to, honor in accordance with their terms all Benefit Plans, each as amended to the date hereof and as otherwise amended prior to the Closing Date, and other contracts, arrangements, commitments or understandings described in the CGB Disclosure Schedule; provided, however, that this paragraph (b) shall be subject to the provisions of paragraph (d) hereof.

                  (c) Except as otherwise provided herein, nothing in this
Section 5.6 shall be interpreted as preventing Enterbank or its Subsidiaries after the Effective Time from amending, modifying or terminating any of the Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

                  (d) CGB shall terminate all Benefit Plans that Enterbank requests CGB to terminate, which will not include the Benefit Plans described in
Schedule 5.6(d), effective as of the Closing Date in accordance with all applicable requirements of law. Notwithstanding the preceding sentence, the CGB 401(k) Plan and the CGB Flexible Benefits Plan shall be frozen as of the Closing Date. As soon as practical after the Closing Date, the assets of the CGB 401(k) Plan and CGB Flexible Benefits Plan shall be merged with the Enterprise Bank Incentive Savings Plan and Enterprise Bank Section 125 Premium Conversion Plan, respectively.

         5.7 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Subject to the mutual intent of the parties that the Merger will be accounted for under the pooling of interests method, CGB shall take any and all actions necessary or appropriate to ensure that the Merger will be accounted for under the pooling of interests method, including without limitation, causing Deloitte & Touche LLP to issue the "poolability" letter required as a condition to close in Section 6.1(f).

         5.8 FEES AND EXPENSES. Unless otherwise agreed by the parties in writing or as otherwise provided herein, each party hereto shall bear and pay all costs and expenses incurred by it incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including fees and expenses of its own financial advisors, accountants and counsel, all printing, filing, mailing and other incidental fees, costs and expenses related thereto associated with the S-4 and the Proxy Statement (collectively, the "SEC Fees"). Notwithstanding the foregoing provisions of this Section 5.8 and notwithstanding the payment of any Termination Fee pursuant to Section 5.4, if this Agreement is terminated by either party pursuant to Section 7.1(d) or (e) hereof because of a willful breach by the other party of any representation, warranty, covenant or agreement as set forth in Section 7.1(d) or (e), and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant or agreement contained herein, then the breaching party shall bear and pay all the costs and expenses incurred by the non-breaching party, with respect to the fees and expenses of financial and other advisors, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including SEC Fees. Notwithstanding the foregoing provisions of this Section 5.8, if this Agreement is terminated pursuant to Sections 7.1(f)(i)(2) or 7.1(f)(i)(3), 7.1(f)(ii)(2) or 7.1(h)(1), then CGB shall pay promptly by wire transfer of immediately available funds to such account as Enterbank shall designate the amount of all costs and expenses incurred by Enterbank incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including without limitation, fees and expenses incurred by Enterbank for its accountants and counsel and all SEC Fees, and fees and expenses of Stifel, Nicolaus & Company, Incorporated which amount shall not exceed $250,000 (collectively, the "Actual Expenses"). Notwithstanding the foregoing provisions of this Section 5.8, if this Agreement is terminated pursuant to Section 7.1(h)(2) or 7.1(g)(iii), then Enterbank shall pay promptly by wire transfer of immediately available funds to such account as CGB shall designate the amount of all Actual Expenses incurred by CGB (including any and all fees and expenses of Fister & Associates, Inc.), which amount of Actual Expenses shall not exceed $250,000. Final settlement with respect to the payment of such fees and expenses by the

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



parties shall be made within thirty days of the termination of this Agreement. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         5.9 COOPERATION. During the period from the date of this Agreement to the Effective Time, each of CGB and Enterbank shall, (i) confer on a regular and frequent basis with the other, report on operational matters, policies and banking practices and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on CGB or Enterbank, as the case may be, or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein, (ii) cause each Subsidiary of CGB and Enterbank that is a bank to file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and (iii) coordinate with the other the declaration of any dividends in respect of Enterbank Common Stock and CGB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Enterbank Common Stock or CGB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Enterbank Common Stock and/or CGB Common Stock and any shares of Enterbank Common Stock any such holder receives in exchange therefor in the Merger.

         5.10 AFFILIATES. Each of Enterbank and CGB shall use its commercially reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, in the case of affiliates of CGB, and for purposes of qualifying the Merger for pooling of interests accounting treatment, in the case of affiliates of either Enterbank or CGB) of such party to execute and deliver, as soon as practicable after the date of this Agreement, and in any event on or prior to the date the Proxy Statements are mailed to the shareholders of CGB and Enterbank, a written agreement, substantially in the form attached hereto as Exhibit B-1 with respect to CGB and Exhibit B-2 with respect to Enterbank. CGB shall instruct CGB's transfer agent regarding stop transfer instructions required in connection with shares of CGB Common Stock owned by "affiliates" of CGB, as described in Exhibit B-1 hereto.

         5.11 ADVICE OF CHANGES. Enterbank and CGB shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         5.12 SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS; CERTAIN REPORTS. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year) or 90 days after December 31, 1999, or the end of each fiscal year ending after the date of this Agreement, each party will deliver to the other party its financial statements or any Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as the case may be, as filed with the SEC under the Exchange Act, and each party will furnish to the other party copies of their management's monthly interim reports (which do not comply with the published rules and regulations of the SEC or GAAP) to their respective Boards of Directors within two days after such reports are so furnished to the Boards. As soon as reasonably available, but in no event more than 90 days after December 31, 1999, or the end of each fiscal year ending after the date of this Agreement, CGB will deliver to Enterbank its financial statements.

         5.13 DISSENTERS' RIGHTS. CGB and (if Enterbank will be the Surviving Corporation) Enterbank shall include in the notice of shareholder's meeting required by Section 5.3 hereof a description of appraisal rights as contained in K.S.A. 17-6712 of the KGCC and, if required, Section 262 of the DGCL.

         5.14 RETENTION OF FCB OFFICERS AND DIRECTORS. It is the intention of the parties hereto that immediately following the Closing Date the current officers and directors of FCB shall continue to serve FCB in their respective present capacities and on such terms and conditions as are presently in effect.

         5.15 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) The Surviving Corporation shall indemnify, defend, and hold harmless the present directors, officers, employees, and agents of CGB and its Subsidiaries (each, an "Indemnified Party") after the Effective Time against all damages in connection with any action arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Kansas Law and by CGB's Certificate of Incorporation and Bylaws as in effect as of the date hereof, including any provisions relating to advances of expenses incurred in the defense of any action, suit or proceeding. Enterbank shall cause the Surviving Corporation and all other relevant Enterbank Subsidiaries to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.

                  (b) With respect to all persons who are currently covered by CGB's directors' and officers' liability insurance, or will become covered by such insurance prior to the Effective Time, the Surviving Corporation shall maintain in effect for a period of not less than three years following the Effective Time the current directors' and officers' liability insurance maintained by CGB (provided that the Surviving Corporation may substitute therefor policies of at least equivalent coverage containing terms and conditions and coverages which are no less advantageous to the current directors and officers of the Company) with respect to matters occurring prior to the Effective Time.

                  (c) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person, corporation or entity, then in each case, proper provision shall be made

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



so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.15.

                  (d) The provisions of this Section 5.15 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and shall survive the consummation of the Merger and be binding on all successors and assigns of the Surviving Corporation.

         5.16 CONFORMING ENTRIES.

                  (a) Notwithstanding that CGB believes that CGB and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, CGB recognizes that Enterbank may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement, CGB and Enterbank shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of CGB and its Subsidiaries to those policies of Enterbank, as specified in each case in writing to CGB, based upon such consultation and as hereinafter provided.

                  (b) In addition, from and after the date of this Agreement, CGB and Enterbank shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to CGB, based upon such consultation and as hereinafter provided.

                  (c) CGB and Enterbank shall consult and cooperate with each other with respect to determining the amount and timing for recognizing for financial accounting purposes CGB's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

                  (d) With respect to clauses (a) through (c) of this Section 5.16, it is the objective of CGB that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP.

                  (e) No action taken by CGB at the request of Enterbank pursuant to this Section 5.16 to conform the appropriate policies of CGB and its Subsidiaries to those of Enterbank shall, in and of itself, constitute a breach of any representation or warranty of CGB contained in Section 3.1(d) or 3.1(z) hereof or provide a basis on which Enterbank may assert a breach of any representation or warranty made by CGB in this Agreement.




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



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) SHAREHOLDER APPROVALS. The CGB Shareholder Approval and the Enterbank Shareholder Approval shall have been obtained.

                  (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary pursuant to the Merger, other than immaterial Consents which, if not obtained, would have no material adverse effect on the consummation of the transactions contemplated by this Agreement and the Agreement of Merger or on either Enterbank or the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement or the Transaction Agreements, by any Federal, state or foreign Governmental Entity of competent jurisdiction which makes the consummation of the transactions contemplated by this Agreement or the Transaction Agreements illegal.

                  (d) S-4. The S-4 shall become effective under the Securities Act, no stop orders suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) POOLING. Enterbank shall have received a letter from KPMG LLP, independent public accountants to Enterbank, dated the Closing Date, in form and substance reasonably acceptable to Enterbank and CGB, respectively, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that Deloitte & Touche LLP shall deliver to the CGB Board of Directors a "poolability letter" dated the Closing Date in a form reasonably acceptable to Enterbank and CGB and in accordance with Statement on Auditing Standards No. 50; provided further, however, that if either party shall have knowingly taken or omitted to take any action within the control of such party which shall have prevented such party's

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



independent public accountants from rendering such letter, then this condition shall not be applicable to such party.

                  (f) BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or the other Transaction Agreements by any Federal, state or foreign Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon Enterbank or CGB or their respective Subsidiaries or Affiliates which would reasonably be expected to (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business, operating results or prospects of Enterbank or the Surviving Corporation (including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities), (ii) prevent Enterbank or CGB or their respective Subsidiaries from realizing all or a substantial portion of the economic benefits of the transactions contemplated by this Agreement, or (iii) materially impair Enterbank's or CGB's ability to exercise and enforce its rights under the Transaction Agreements.

                  (g) DISSENTERS' RIGHTS. The aggregate number of shares of CGB Common Stock or (if Enterbank is the Surviving Corporation) of Enterbank Common Stock held by persons who have taken all of the steps required at or prior to the Enterbank Shareholders' Meeting and the CGB Shareholders' Meeting to perfect their right (if any) to be paid the value of such shares under Section 262 of the DGCL and K.S.A. 17-6712 of the KGCC shall not exceed 9.9% of the outstanding shares of CGB Common Stock when combined with tainted treasury shares held by CGB and fractional shares for which cash will be distributed.

                  (h) AVERAGE ENTERBANK CLOSING PRICE. CGB and Enterbank agree that if the Average Enterbank Closing Price (as hereinafter defined) on the second Business Day prior to the Closing Date (the "Determination Date") is either less than $15.50 or greater than $23.00, then Enterbank and CGB shall in good faith attempt to negotiate a mutually acceptable revised Exchange Ratio; provided, however, that if a mutually acceptable revised Exchange Ratio is not negotiated within five (5) Business Days following the Determination Date, then either CGB (if the Average Enterbank Closing Price is less than $15.50) or Enterbank (if the Average Enterbank Closing Price is greater than $23.00)may terminate this Agreement by providing the other party with written notice of such termination within two (2) Business Days following the fifth Business Day after the Determination Date. If the applicable party does not elect to terminate this Agreement pursuant to this Section 6.1(h), then the Closing Date shall be the seventh Business Day following the Determination Date. For purposes of this Agreement, "Average Enterbank Closing Price" means the average closing sale price of the Enterbank Common Stock for the twenty (20) days on which the New York Stock Exchange is open for trading preceding the second Business Day prior to the Closing Date as reported by J.A. Glynn & Co. or another firm making a market in the Enterbank Common Stock. For each of such twenty (20) Business Days on which there is no reported sale of Enterbank Common Stock, the reported closing price at which shares of Enterbank Common Stock were sold on the most recent Business Day prior thereto on which there was a reported sale of

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



Enterbank Common Stock shall be deemed to be the closing sale price. For purposes of this Section 6.1(h), all trades on days on which fewer than an aggregate of 500 shares are traded shall be disregarded. In the event of any termination pursuant to this Section 6.1(h), this Agreement shall be of no further force or effect whatsoever and neither party hereto shall have any further obligation or liability hereunder.

         6.2 CONDITIONS TO OBLIGATIONS OF ENTERBANK. The obligation of Enterbank to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by Enterbank:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CGB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Enterbank shall have received a certificate signed on behalf of CGB by its President and Chief Executive Officer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. CGB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Enterbank shall have received a certificate signed on behalf of CGB by its President and Chief Executive Officer and Chief Financial Officer to such effect.

                  (c) CORPORATE ACTION. Enterbank shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of CGB and of the holders of the CGB Common Stock authorizing the execution, delivery and performance by CGB of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of CGB.

                  (d) TAX OPINION. Enterbank shall have received the opinion of Armstrong Teasdale LLP, counsel to Enterbank, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) Enterbank and CGB will each be a party to that reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants contained in certificates of officers of Enterbank, CGB and others. If the opinion referred to in this
Section 6.2(d) is not delivered, such condition shall be deemed to be satisfied if Enterbank shall have received an opinion to the effect of subsections (i) and
(ii) above from Deloitte & Touche LLP or another accounting firm or law firm selected by CGB and reasonably acceptable to Enterbank. Enterbank will cooperate in obtaining such opinion.

                  (e) MATERIAL ADVERSE EFFECT. Except as disclosed to Enterbank in writing prior to the date hereof, no material adverse effect upon CGB shall have occurred since September 30, 1999, and CGB shall not be a party to or so far as CGB is aware, threatened with, and to CGB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court,

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



any arbitrator of any kind or any government agency, which in the reasonable judgment of Enterbank, could have a material adverse effect upon CGB, and Enterbank shall have received a certificate signed on behalf of CGB by its President and Chief Executive Officer to such effect.

                  (f) CLOSING DOCUMENTS. Enterbank shall have received from CGB such certificates and other closing documents as counsel for Enterbank shall reasonably request.

                  (g) FAIRNESS OPINION. Enterbank shall have received a written "bring-down" opinion of Stifel, Nicolaus & Company, Incorporated, dated as of the date of Enterbank's Proxy Statement, to the effect that, as of such date, the consideration to be received by the holders of the Enterbank Common Stock in the Merger is fair to the holders of the Enterbank Common Stock from a financial point of view.

         6.3 CONDITIONS TO OBLIGATIONS OF CGB. The obligation of CGB to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by CGB:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Enterbank set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and CGB shall have received a certificate signed on behalf of Enterbank by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. Enterbank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CGB shall have received a certificate signed on behalf of Enterbank by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) CORPORATE ACTION. CGB shall have received a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of Enterbank and of the holders of the Enterbank Common Stock authorizing the execution, delivery and performance by Enterbank of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of Enterbank.

                  (d) TAX OPINION. CGB shall have received the opinion of Stinson, Mag & Fizzell, independent counsel to CGB (or other accounting or law firm reasonably acceptable to Enterbank), dated the Closing Date, to the effect that (i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, (ii) Enterbank and CGB should each be a party to that reorganization within the meaning of section 368(b) of the Code and (iii) (1) except for any cash received in lieu of any fractional share, no gain or loss should be recognized by holders of CGB Common Stock who receive Enterbank Common Stock in exchange for the CGB Common Stock which they hold; (2) the holding period of Enterbank

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



Common Stock exchanged for CGB Common Stock should include the holding period of the CGB Common Stock for which it is exchanged, assuming the shares of CGB Common Stock are capital assets in the hands of the holder thereof at the Effective Time; and (3) the basis of the Enterbank Common Stock received in the exchange should be the same as the basis of the CGB Common Stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received. In rendering such opinion, such independent accountants ( or law firm) may require and rely upon representations and covenants contained in certificates of officers of Enterbank, CGB and others. If the opinion referred to in this Section 6.3(d) is not delivered, such condition shall be deemed satisfied if CGB shall have received an opinion to the effect of subsections (i) and (ii) above from Armstrong Teasdale LLP or another law or accounting firm selected by Enterbank and reasonably acceptable to CGB. CGB will cooperate in obtaining such opinion.

                  (e) MATERIAL ADVERSE EFFECT. Except as disclosed to CGB in writing prior to the date hereof, no material adverse effect upon Enterbank shall have occurred since September 30, 1999, and Enterbank shall not be a party to or so far as Enterbank is aware, threatened with, and to Enterbank's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any governmental agency, which in the reasonable judgment of CGB, could have a material adverse effect upon Enterbank, and CGB shall have received a certificate signed on behalf of Enterbank by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

                  (f) CLOSING DOCUMENTS. CGB shall have received from Enterbank such certificates and other closing documents as counsel for CGB shall reasonably request.

                  (g) ADDITIONS TO ENTERBANK BOARD OF DIRECTORS. Enterbank shall have amended its Bylaws or taken any other action necessary to increase the number of authorized directors on its Board of Directors to permit the appointment of the four CGB Designees (pursuant to Section 1.3(a)(iv)) at least five (5) Business Days prior to the Closing Date.

                  (h) FAIRNESS OPINION. CGB shall have received a written "bring-down" opinion of Fister & Associates, Inc., dated as of the date of CGB's Proxy Statement, to the effect that, as of such date, the consideration to be received by the holders of the CGB Common Stock in the Merger is fair to the holders of the CGB Common Stock from a financial point of view.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of the Agreement by the shareholders of CGB or Enterbank:


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



                  (a) by mutual consent of Enterbank and CGB in a written instrument;

                  (b) by either Enterbank or CGB (i) upon written notice to the other party if any Bank Regulator shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or (ii) if any Governmental Entity of competent jurisdiction shall have issued an order in connection with the transactions contemplated hereby imposing a Burdensome Condition on Enterbank or the Surviving Corporation, and in any such case the time for appeal or petition for reconsideration of any such order referred to in clauses (i) or (ii) shall have expired without such appeal or petition being granted;

                  (c) by either Enterbank or CGB if the Merger shall not have been consummated on or before July 31, 2000; provided that if the Merger shall not have been consummated on or before such date, such termination date may be extended by up to 60 days thereafter (i) at the election of the non-breaching party, if the Merger shall not have been consummated due to the volitional breach of any material representation, warranty or covenant in this Agreement by Enterbank or CGB, or (ii) at the election of the party who has requested any Requisite Regulatory Approval, in the event that the Merger shall not have been consummated due to the fact that any such Requisite Regulatory Approvals shall not yet have been received;

                  (d) by Enterbank in the event of a breach by CGB of any representation, warranty or covenant contained in this Agreement, which breach
(i) either is not cured within 45 days after the giving of written notice to CGB, or is of a nature which cannot be cured prior to the Closing and (ii) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that Enterbank may immediately terminate this Agreement upon notice to CGB in the event that CGB shall breach the covenant provided for in Section 5.4 hereof;

                  (e) (i) by CGB in the event of a breach by Enterbank of any representation, warranty or covenant contained in this Agreement, which breach
(1) either is not cured within 45 days after the giving of written notice to Enterbank or is of a nature which cannot be cured prior to the Closing and (2) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that CGB may terminate this Agreement within ten (10) Business Days after notice to Enterbank in the event that Enterbank shall breach the covenant provided for in
Section 4.2(c) hereof and such breach shall not have been cured within such ten
(10) Business Day period and, upon such termination, Enterbank shall pay to CGB the Enterbank Termination Fee as liquidated damages to CGB for such breach, which sum shall be paid by wire transfer of immediately available Federal Funds, to such account as CGB shall designate;

                      (ii) by Enterbank, in the event that, notwithstanding its obligations in Section 4.2(c), a third party makes a written offer regarding a Takeover Proposal of Enterbank in

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



which such third party indicates that they would not be willing to consummate such a Takeover Proposal unless this Agreement is terminated, and the Board of Directors of Enterbank determines in good faith, based upon the written advice of outside counsel, that failing to accept such Takeover Proposal would constitute a breach of fiduciary duty by Enterbank's Board of Directors under applicable law; provided, however, that upon such termination, Enterbank shall pay to CGB the Enterbank Termination Fee as liquidated damages to CGB for such termination, which sum shall be paid in the manner described in subsection 7.1(e)(i) above;

                  (f) (i) by Enterbank (1) if, in accordance with Section 5.3, the Board of Directors of CGB fails to recommend adoption of this Agreement by the shareholders of CGB, or amends or modifies such recommendation in a manner materially adverse to Enterbank or withdraws such recommendation to the shareholders of CGB, (2) if the condition set forth in Section 6.2(q) is not satisfied, or (3) if Deloitte & Touche LLP fails to deliver the "poolability letter" required by Section 6.1(e);

                      (ii) by CGB (1) if, in accordance with Section 5.3, the Board of Directors of Enterbank fails to recommend adoption of this Agreement by the shareholders of Enterbank, or amends or modifies such recommendation in a manner materially adverse to CGB or withdraws such recommendation to the shareholders of Enterbank, or (2) if the condition set forth in Section 6.3(h) is not satisfied;

                  (g) by Enterbank or CGB, if (i) the CGB Shareholder Approval or the Enterbank Shareholder Approval shall not have been obtained at a duly held meeting of shareholders of CGB or Enterbank, as appropriate, held for such purpose or at any adjournment, postponement or continuation thereof, or (ii) the condition set forth in Section 6.1(h) is not satisfied, or (iii) KPMG LLP fails to deliver the letter required by Section 6.1(f) (although Deloitte & Touche LLP has delivered the "poolability letter" required by Section 6.1(f));

                  (h) (1) by Enterbank in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of CGB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on CGB; provided, however, that termination pursuant to this subsection (1) shall be effective 45 days after the giving of written notice to CGB if the change or event described in said notice has not been cured; and provided, further that termination under this subsection (1) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to the Closing; and (2) by CGB in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of Enterbank or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Enterbank; provided, however, that termination pursuant to this subsection (2) shall be effective 45 days after the giving of written notice to Enterbank if the change or event described in said notice has not been cured; and provided, further that termination under this subsection (2) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to Closing.

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         7.2 EFFECT OF TERMINATION. Termination of this Agreement shall not terminate or affect the obligations of the parties under Section 4.2(c), 5.4,
5.8 or 8.10 or otherwise to pay expenses as provided elsewhere herein, to maintain the confidentiality of the other party's information pursuant to
Section 5.2 or the provisions of this Section 7.2 or of Section 8.2 or 8.6, and shall not affect any agreement after such termination. The parties agree that any termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties or their respective officers or directors from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties willful breach of its covenants, agreements, representations or warranties hereunder, except to the extent expressly provided herein.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the shareholders of CGB and Enterbank, but after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No investigation by Enterbank or CGB made before or after the date hereof shall affect the representations and warranties which are contained in this Agreement; provided that all representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants and agreements that by their terms are to survive or be performed, in whole or in part, after the Effective Time; provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Enterbank or CGB (or any director or officer thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Enterbank or CGB, the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by Enterbank and CGB of the transactions contemplated herein.


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         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  (a)      if to CGB, to:

                           Commercial Guaranty Bancshares, Inc.
                           12695 Metcalf Avenue
                           Overland Park, Kansas 66213
                           Attention: Mr. Joe C. Morris
                           Chairman
                           Fax: (913) 663-4172

                           with a copy to:

                           Stinson, Mag & Fizzell
                           1201 Walnut, Suite 2800
                           Kansas City, Missouri 64106-2150
                           Attention: C. Robert Monroe
                           Fax: (816) 691-3495

                           and

                  (b)      if to Enterbank, to:

                           Enterbank Holdings, Inc.
                           150 N. Meramec Avenue
                           St. Louis, Missouri 63105
                           Attention: Mr. James C. Wagner
                           Chief Financial Officer
                           Fax: (314) 727-3239


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



                           with a copy to:

                           Armstrong Teasdale LLP
                           One Metropolitan Square, Suite 2600
                           St. Louis, Missouri 63102
                           Attention: John L. Gillis, Esq.
                           Fax: (314) 621-5065

         8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except as otherwise expressly provided in Section 5.7. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof. No current or former employee of CGB, Enterbank, or any of their respective Subsidiaries, shall be construed as a third party beneficiary under this Agreement, and no provision in this Agreement shall create any right in any such employee (or his or her beneficiary or dependent) for any reason, including, without limitation, in respect of employment, continued employment, or resumed employment with the Surviving Corporation, CGB or Enterbank (or any of their respective Affiliates) or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan maintained by the Surviving Corporation, CGB or Enterbank (or any of their respective Affiliates).

         8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the principles of conflicts of law.


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         8.7 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         8.9 PUBLICITY. Enterbank, FCB, and CGB shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law. Without limiting the reach of the preceding sentence, Enterbank and CGB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, CGB and its Subsidiaries shall (a) consult with Enterbank regarding communications with customers, shareholders, prospective investors and employees related to the transactions contemplated hereby, (b) provide Enterbank with shareholders lists of CGB and
(c) allow and facilitate Enterbank contact with shareholders of CGB and other prospective investors.

         8.10 ATTORNEYS' FEES. In the event of any dispute between the parties arising out of or relating to this Agreement, the prevailing party in any litigation (whether at law or in equity), arbitration or other proceeding with respect to such dispute, including any appeal thereof (collectively, an "Action"), shall be entitled to recover such party's reasonable attorneys' fees and all other reasonable costs and expenses incurred in connection with such Action from the non-prevailing party.



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         IN WITNESS WHEREOF, Enterbank and CGB have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of date first above written.

                                                 ENTERBANK HOLDINGS, INC.


                                           By: /s/ Fred H. Eller
                                              --------------------------------
                                                 Name:  Fred H. Eller
                                                 Title:


                                           By: /s/ James C. Wagner
                                              --------------------------------
                                                 Name:  James C. Wagner
                                                 Title: Secretary


                                                 COMMERCIAL GUARANTY
                                                   BANCSHARES, INC.


                                           By: /s/  Joe C. Morris
                                              --------------------------------
                                                 Name:  Joe C. Morris
                                                 Title:


                                           By: /s/ Scott A. Woods
                                              --------------------------------
                                                 Name:  Scott A. Woods
                                                 Title: Secretary



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